UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Emisphere Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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EMISPHERE TECHNOLOGIES, INC.

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2013

Roseland, NJ

April 16, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Emisphere Technologies, Inc., a Delaware corporation (the “Company” or “Emisphere”), to be held on Thursday, May 30, 2013 at 10:00 AM EDT at Park Avenue Club, 184 Park Avenue, Florham Park, NJ for the following purposes:

1. To consider the election of three members of the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders after their election;

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement;

3. To approve an amendment to the Company’s 2007 Stock Award and Incentive Plan (the “2007 Stock Plan”), to increase the number of new shares authorized for issuance under the 2007 Stock Plan from 2,500,000 to 7,500,000 shares; and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In addition, at the Annual Meeting, the Company’s management will discuss the Company’s 2012 performance and its current activities.

Only those stockholders of record at the close of business on Thursday, April 4, 2013 will be entitled to receive notice of, and vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during the ten (10) days prior to the Annual Meeting at our principal offices located at 4 Becker Farm Road, Suite 103, Roseland, NJ 07068.

The Board of Directors appreciates and encourages stockholder participation in our Annual Meeting and looks forward to your attendance. It is important that your shares be represented, whether or not you choose to attend the meeting. Registered stockholders can vote their shares (a) via the Internet; or (b) by using a toll-free telephone number; or (c) by promptly completing, signing, dating and mailing a Proxy Card using the enclosed envelope; or (d) by voting your shares at the meeting in person. Instructions for using these convenient services appear on the notice mailed to stockholders of record, as well as on the Internet and on the Proxy Card. Proxy votes are tabulated by an independent agent appointed by the Company, and reported at the Annual Meeting. You may revoke your Proxy at any time prior to its exercise. Your prompt attention to the Proxy will be of assistance in preparing for the Annual Meeting. Your cooperation related to this matter is appreciated.

By order of the Board of Directors,

Alan L. Rubino

President and Chief Executive Officer

EMISPHERE TECHNOLOGIES, INC.

4 Becker Farm Road

Suite 103

Roseland, New Jersey 07068

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2013

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of this Proxy Statement?

This Proxy Statement (the “Proxy Statement”) and the Proxy Card (the “Proxy Card”) are made available and furnished to all stockholders of record of Emisphere Technologies, Inc., which we sometimes refer to as the “Company” or “Emisphere,” as of the close of business on April 4, 2013 in connection with the solicitation of Proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on Thursday, May 30, 2012 at 10:00 AM EDT at Park Avenue Club, 184 Park Avenue, Florham Park, NJ (the “Annual Meeting”).

This Proxy Statement and form of Proxy will be available to be mailed to stockholders at their request on or about April 19, 2013. It will also be available for review on the Internet. The information included in the Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation for directors and our most highly paid executive officers, and other required information. Copies of our 2012 Annual Report to Stockholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Fiscal Year”) are also available on the Internet and will be mailed at the request of a stockholder with a copy of this Proxy Statement, but are not incorporated herein by reference and should not be deemed to be part of the Proxy Statement.

Who can attend the Annual Meeting and who is entitled to vote?

All stockholders of the Company as of April 4, 2013 (the “Record Date”), their authorized representatives and guests of Emisphere will be able to attend the Annual Meeting.

All holders of record of Emisphere’s common stock, $0.01 par value per share (“Common Stock”) on the Record Date will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. As of the Record Date, 60,687,478 shares of Common Stock were outstanding.

What proposals will be voted upon at the Annual Meeting?

The Annual Meeting has been called to consider and take action on the following items:

1.  The election of Timothy McInerney, Jacob M. Plotsker, and Alan L. Rubino (the “Director Nominees”) as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class II Directors);

2.  To approve, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement;

3.  To approve an amendment to the Company’s 2007 Stock Award and Incentive Plan (the “2007 Stock Plan”), to increase the number of new shares authorized for issuance under the 2007 Stock Plan from 2,500,000 to 7,500,000 shares; and

4.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

What are the Board of Directors’ voting recommendations with respect to the proposals to be voted at the Annual Meeting?

The Board of Directors recommends a vote:

•	“FOR” the election of the Class II Director Nominees as directors for the term expiring at the third succeeding annual meeting of stockholders after their election.

•

“FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement.

•	“FOR” the amendment to the 2007 Stock Plan, to increase the number of new shares authorized for issuance under the 2007 Stock Plan from 2,500,000 to 7,500,000 shares.

If any other matter is properly presented at the Annual Meeting or any adjournments or postponements thereof, your Proxy will be voted in accordance with the discretion of the person holding the Proxy. At the time this Proxy Statement went to press, Emisphere knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

One Page Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have provided access to our Proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the Proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, stockholders may request to receive Proxy materials in printed form by mail.

How do I vote in person?

If you plan to attend the Annual Meeting on May 30, 2013, please bring proof of identification and the enclosed Proxy Card. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a Proxy executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

How do I vote by Proxy?

If you are a registered holder as of the Record Date, you can vote your Proxy via the Internet, by telephone, by mail or in person at the Annual Meeting on May 30, 2013.

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the Annual Meeting, you must first obtain from the record holder a Proxy issued in your name.

How do I vote via the Internet?

If you wish to vote via the Internet, follow the Internet voting instructions enclosed with the Notice of Internet Availability. A control number, located on the mailing, is designated to verify your identity and allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote via telephone?

If you wish to vote via telephone, use the toll-free telephone number enclosed with the Notice of Internet Availability, and follow the voting instructions located on the mailing. A control number, located on the Proxy Card, is designated to verify your identity, allow you to vote the shares and confirm that the voting instructions have been recorded properly.

How do I vote my shares on the Proxy Card?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the Proxy Card. Please review the voting instructions on the Proxy Card and read the entire text of the proposals. Please review the recommendations of the Board of Directors in the Proxy Statement prior to marking your vote.

If your Proxy Card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. That recommendation is shown for each proposal on the Proxy Card.

What constitutes a quorum?

As of the Record Date, 60,687,478 shares of Common Stock were outstanding. A majority of the total number of our outstanding shares present or represented by Proxy constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed Proxy, then you will be considered part of the quorum.

Who counts the vote?

Tabulation of Proxies and the votes cast at the meeting are conducted by an independent agent appointed by Emisphere and certified by an independent inspector of elections.

May I revoke my Proxy?

You may revoke your Proxy at any time before it is voted at the Annual Meeting by: (i) giving timely written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a Proxy with a later date; or (iii) voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy.

What vote is required to approve each proposal?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. The inspector of elections will treat abstentions and broker non-votes as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum for the Annual Meeting.

A plurality of the votes cast at the Annual Meeting is required to elect the Director Nominees. Withheld votes and broker non-votes will have no effect on the election of the Director Nominees.

The affirmative vote of a majority of shares present, in person or represented by proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve, on an advisory basis, the executive compensation as disclosed as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement. Abstentions and broker “non-votes” are not considered as shares voting or as votes cast with respect to the proposal to approve executive compensation on an advisory basis and will not have any effect on the proposal.

A majority of the votes cast at the Annual Meeting is required to approve an amendment to the Company’s 2007 Stock Plan to increase the number of new shares authorized to be issued thereunder from 2,500,000 to

7,500,000 shares. The inspector of elections will treat abstentions and broker non-votes as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Broker non-votes, if any, and abstentions will have no effect on the outcome of this proposal.

Who bears the cost of soliciting the Proxies?

We will pay all costs of preparing, assembling, printing and distributing the Proxy materials. We may solicit Proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. We will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

Where are Emisphere’s Executive Offices?

Our principal executive offices are located at 4 Becker Farm Road, Suite 103, Roseland, NJ 07068 and our telephone number is (973) 532-8000.

How can I get additional information about Emisphere?

We will, upon written request of any stockholder, furnish without charge a copy of this Proxy Statement and our Annual Report on Form 10-K for the 2012 Fiscal Year, as filed with the SEC. Please address your requests to Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ 07068, Attention: Investor Relations. Electronic copies of this Proxy Statement and the Company’s Annual Report on Form 10-K for the 2012 Fiscal Year are located within the Investor Relations section of our website at www.emisphere.com and are also available at the SEC’s website at www.sec.gov. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

If you are a beneficial owner and your shares are held in a stock brokerage account or by a bank or other nominee, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Statements and Annual Reports on the Internet. Most beneficial owners who elect electronic access will receive an e-mail message next year containing the Internet address for access to the Proxy Statement and Annual Report.

Emisphere is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require that the Company’s Annual Report on Form 10-K, the Proxy Statement and other information be filed with the SEC. These filings may be inspected and copied at the public reference facilities of the SEC. Call (800) SEC-0330 for more information regarding public reference facilities. Copies of the material may also be obtained upon request and upon payment of the appropriate fee from the Public Reference Section of the SEC, 100F Street N.E., Room 1580, Washington, DC 20549. In addition, the SEC maintains a website at www.sec.gov that contains reports, Proxy and information statements, as well as other information regarding registrants, including Emisphere, which file electronically with the SEC.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and Annual Reports. This means that only one copy of our Notice of Internet Availability may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of the Proxy Materials and Annual Report to any stockholder upon written or oral request made to our Investor Relations Department, Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ 07068, telephone: (973) 532-8000. Any stockholder who wants to receive separate copies of the Notice of Internet Availability of Proxy Materials or any stockholder who is receiving multiple copies and would like to receive only one copy per household must make an election on the Internet, telephone or Proxy card or contact the stockholder’s bank, broker, or other nominee record holder. Stockholders may also contact us at the above address and phone number with their election.

DIRECTORS AND EXECUTIVE OFFICERS

Our business is overseen by the Board of Directors. It is the duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, our directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics. The Board of Directors is kept advised of our business through regular verbal or written reports, Board of Directors meetings, and analysis and discussions with the Chief Executive Officer and other officers of the Company.

Members of the Board of Directors bring to us a wide range of experience, knowledge and judgment. Our governance organization is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

The Board of Directors has affirmatively determined that Mr. John D. Harkey, Jr., Mr. Timothy McInerney, Mr. Jacob M. Plotsker, Dr. Mark H. Rachesky, Mr. Timothy G. Rothwell, and Dr. Michael Weiser are independent directors within the meaning of Rule 4200 of the NASDAQ Marketplace Rules. Mr. Alan L. Rubino is the sole member of the Board of Directors who is not independent. The independent directors meet in separate sessions at the conclusion of board meetings and at other times as deemed necessary by the independent directors, in the absence of Mr. Rubino. Mr. Rothwell currently serves as Chairman of the Board of Directors. Matters are explored in Committee and brought to the full Board for discussion or action.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

The Audit Committee is currently comprised of Mr. McInerney (Chairman), who became a member of the Committee on March 23, 2012, and was appointed Chairman on September 13, 2012, Jacob M. Plotsker, and Dr. Weiser. All of the members of the Audit Committee meet the independence requirements under the applicable provisions of the Exchange Act and regulations promulgated thereunder and the relevant NASDAQ Listing Rules. The Board of Directors has determined that the Company does not currently have an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Audit Committee as a result of the recent resignation of the previously designated audit committee financial expert from the Audit Committee. The Audit Committee’s responsibilities and duties are summarized in the report of the Audit Committee and in the Audit Committee charter which is available on our website (www.emisphere.com).

The Compensation Committee is currently comprised of Dr. Weiser (Chairman), Mr. McInerney, and Dr. Rachesky. All members of the Compensation Committee are independent within the meaning of Rule 4200 of the NASDAQ Marketplace Rules, non-employee directors within the meaning of the rules of the Securities and Exchange Commission and “outside” directors within the meaning set forth under Internal Revenue Code Section 162(m). The Compensation Committee’s responsibilities and duties are summarized in the report of the Compensation Committee and in the Compensation Committee charter also available on our website (www.emisphere.com).

The Governance and Nominating Committee is currently comprised of Dr. Weiser (chairman), Mr. Plotsker, and Dr. Rachesky. All members of the Governance and Nominating Committee are independent within the meaning of Rule 4200 of the NASDAQ Marketplace Rules. The Governance and Nominating Committee’s responsibilities and duties are set forth in the Governance and Nominating Committee charter on our website (www.emisphere.com). Among other things, the Governance and Nominating Committee is responsible for recommending to the board the nominees for election to our Board of Directors and the identification and recommendation of candidates to fill vacancies occurring between annual stockholder meetings.

The table below provides membership information for each committee of the Board of Directors as of March 15, 2013:

Name	Board	Audit	Compensation	Governance and Nominating

Alan L. Rubino(1)(4)	X

Mark H. Rachesky, M.D.(2)	X		X	X

Michael Weiser, M.D., Ph.D.(2)	X	X	X*	X*

John D. Harkey, Jr.(3)	X

Timothy G. Rothwell(3)	X*

Timothy McInerney(4)	X	X*	X

Jacob M. Plotsker(4)	X	X		X

*	Chair

(1)	Joined the company as President, Chief Executive Officer and Class II Director as of September 13, 2012.

(2)	Class III directors: Term as director is expected to expire in 2014.

(3)	Class I directors: Term as director is expected to expire in 2015.

(4)	Class II directors. Term as director is expected to expire in 2013.

Board Involvement in Risk Oversight

Our Board of Directors is responsible for oversight of the Company’s risk assessment and management process. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. Our comprehensive approach is reflected in the reporting processes by which our management provides timely and fulsome information to the Board of Directors to support its role in oversight, approval and decision-making.

The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board of Directors approves the Company’s high level goals, strategies and policies to set the tone and direction for appropriate risk taking within the business.

The Board of Directors delegated to the Compensation Committee basic responsibility for oversight of management’s compensation risk assessment, and that committee reports to the board on its review. Our Board of Directors also delegated tasks related to risk process oversight to our Audit Committee, which reports the results of its review process to the Board of Directors. The Audit Committee’s process includes a review, at least annually, of our internal audit process, including the organizational structure, as well as the scope and methodology of the internal audit process. The Governance and Nominating Committee oversees risks related to our corporate governance, including director performance, director succession, director education and governance documents.

In addition to the reports from the Board committees, our board periodically discusses risk oversight.

Meetings Attendance

During the 2012 fiscal year, our Board of Directors held 10 meetings. With the exception of Mr. Rothwell, Mr. Plotsker, and Mr. Harkey, who each attended 9 of 10 Board meetings, and Dr. Weiser, who attended 3 of 4 Audit Committee meetings held during 2012, each director attended 100 percent of the aggregate number of Board of Directors meetings and committee meetings of which he was a member that were held during the period of his service as a director.

The Audit Committee met 4 times during the 2012 fiscal year.

The Compensation Committee met 2 times during the 2012 fiscal year.

The Governance and Nominating Committee met 2 times during the 2012 fiscal year.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, although it does encourage attendance by the directors. Last year, no members of the Board of Directors attended the Annual Meeting.

Code of Conduct for Officers and Employees and Code of Business Conduct and Ethics for Directors

The Company has a Code of Conduct that applies to all of our officers and employees as well as a Code of Business Conduct and Ethics that applies specifically to the members of the Board of Directors. The directors are surveyed annually regarding their compliance with the policies as set forth in the Code of Conduct for Directors. The Code of Conduct and the Code of Business Conduct and Ethics for Directors are available on the Corporate Governance section of our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this annual report is intended to be an inactive textual reference only. The Company intends to disclose on its website any amendment to, or waiver of, a provision of the Code of Conduct that applies to the Chief Executive Officer, Chief Financial Officer, or Controller. Our Code of Conduct contains provisions that apply to our Chief Executive Officer, Chief Financial Officer and all other finance and accounting personnel. These provisions comply with the requirements of a company code of ethics for financial officers that were promulgated by the SEC pursuant to the Exchange Act.

Stockholder Communications

We have an Investor Relations Office for all stockholder inquiries and communications, including communications to the Board of Directors or specified Board members. The Investor Relations Office facilitates the dissemination of accurate and timely information to our stockholders. In addition, the Investor Relations Office ensures that outgoing information is in compliance with applicable securities laws and regulations. All investor queries should be directed to our internal Director of Corporate Communications or our Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an executive officer or employee of our company (or any of its subsidiaries) and no “compensation committee interlocks” existed during fiscal year 2012.

ELECTION OF DIRECTORS

The Governance and Nominating Committee identifies director nominees by reviewing the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into consideration the current Board members and the specific needs of the Company and the Board. Among the qualifications to be considered in the selection of candidates, the Committee considers the following attributes and criteria of candidates: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment and independence. Although it has no formal policy, our Board recognizes that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender and ethnic background.

Our Board is comprised of accomplished professionals who represent diverse and key areas of expertise including national and international business, operations, manufacturing, finance and investing, management, entrepreneurship, higher education and science, research and technology. We believe our directors’ wide range of professional experiences and backgrounds, education and skills has proven invaluable to the Company and we intend to continue leveraging this strength.

Nominations for the election of directors may be made by the Board of Directors or the Governance and Nominating Committee. The committee did not reject any candidates recommended within the preceding year by a beneficial owner of, or from a group of security holders that beneficially owned, in the aggregate, more than five percent (5%) of the Company’s voting stock.

Although it has no formal policy regarding stockholder nominees, the Governance and Nominating Committee believes that stockholder nominees should be viewed in substantially the same manner as other nominees. Stockholders may make a recommendation for a nominee by complying with the notice procedures set forth in our bylaws. Specifically, a stockholder of record who is entitled to vote for the election of directors may make a recommendation for a director nominee by providing the Company with a notice of nomination (a “Notice of Nomination”) setting forth (i) the name and record address of the stockholder making the recommendation, (ii) the class and number of shares of Common Stock held of record, held beneficially, and represented by proxy held by such person as of the record date and as of the date of the notice, (iii) all information regarding the nominee required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act (including all information required to be filed with the SEC if the person submitting the notice were a participant in a solicitation subject to Section 14 of the Exchange Act), and (iv) the written consent of each such nominee to serve if elected. To be considered timely, a Notice of Nomination must be delivered to the Company at the Company’s principal executive offices (addressed to the attention of the Secretary) not less than 30 or more than 60 days prior to the annual meeting to which the Notice of Nomination relates. The Governance and Nominating Committee will give nominees recommended by stockholders in compliance with these procedures the same consideration that it gives to any board recommendations. To date, we have not received any recommendation from stockholders requesting that the Governance and Nominating Committee (or any predecessor) consider a candidate for inclusion among the committee’s slate of nominees in the Proxy Statement.

To be considered by the committee, a director nominee must have broad experience at the strategy/policy-making level in a business, government, education, technology or public interest environment, high-level managerial experience in a relatively complex organization or experience dealing with complex problems. In addition, the nominee must be able to exercise sound business judgment and provide insights and practical wisdom based on experience and expertise, possess proven ethical character, be independent of any particular constituency, and be able to represent all stockholders of the Company.

The committee will also evaluate whether the nominee’s skills are complementary to the existing Board members’ skills; the board’s needs for operational, management, financial, technological or other expertise; and whether the individual has sufficient time to devote to the interests of Emisphere. The prospective board member cannot be a board member or officer at a competing company nor have relationships with a competing company. He/she must be clear of any investigation or violations that would be perceived as affecting the duties and performance of a director.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service, or if the Governance and Nominating Committee or the board decides not to nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee and discusses with the board suggestions as to individuals that meet the criteria.

Compensation of Non-Employee Directors

A director who is a full-time employee of the Company receives no additional compensation for services provided as a director. It is the Company’s policy to provide competitive compensation and benefits necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders. The following represents the compensation of the non-employee members of the Board of Directors:

•

Prior to June 24, 2009, each non-employee director received, on the date of each regular annual stockholder’s meeting, a stock option to purchase 7,000 shares of our common stock under the 2007 Stock Plan. The stock options vest on the six month anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date. Notwithstanding the foregoing, any director who held any stock options granted before April 1, 2004 which remained unvested was ineligible to receive the annual 7,000-share stock option grant described in this paragraph unless and until all such prior options had vested. Stock options granted in 2009 have a stated expiration date of ten years after the date of grant, and are subject to accelerated vesting upon a change in control of Emisphere. If the holder of an option ceases to serve as a director, all previously granted options may be exercised to the extent vested within six months after termination of directorship (one year if the termination is by reason of death), except that, after April 1, 2004 (unless otherwise provided in an option agreement), if a director becomes an “emeritus director” of Emisphere immediately following his Board service, the vested options may be exercised for six months after termination of service as an “emeritus director.” All unvested options expire upon termination of service on the Board of Directors.

•

On May 15, 2009, in recognition of the roles and responsibilities of the Board of Directors and current market data, the non-employee members of the Board of Directors’ compensation was revised to include a special one-time grant of 50,000 options to purchase shares of common stock granted on May 15, 2009, an annual retainer of $35,000, payable quarterly in cash, and an annual stock option grant of 40,000 options to purchase shares of common stock. The annual stock option grants are granted each year on the date of the annual meeting of stockholders of the Company. The director must be an eligible director on the dates the retainers are paid and the stock options are granted. The options subject to the special one-time stock option grant and annual stock option grant would vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•

All newly appointed directors shall receive an initial stock option grant on the date of appointment of 50,000 options to purchase shares of common stock. The options subject to such initial stock option grant vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•

On May 15, 2009, Messrs. Weiser, Harkey and Rachesky received a one-time special stock option grant of 25,000 shares of common stock and a one-time fee of $10,000 in recognition for their length of service on the Board of Directors. The options subject to these one-time stock option grants vest over three years in equal amounts on each anniversary of the grant date provided the director continuously serves as a director from the grant date through such vesting date, subject to accelerated vesting upon a change in control of Emisphere. Such options, once vested, remain exercisable through the period of the option term.

•

On September 13, 2012, in connection with the appointment of Timothy Rothwell as the Chairman of the Board of Directors, and upon the recommendation of the Compensation Committee, the Board of Directors approved the following compensation for Mr. Rothwell for his service as Chairman of the Board:

•	An annual fee of $180,000, to be paid in twelve equal monthly installments of $15,000 each.

•	A grant on September 13, 2012 of a non-qualified option (the “Initial Rothwell Option”) to purchase 175,000 shares of the Company’s common stock (the “Common Stock”) in accordance with the 2007

Stock Plan at a purchase price equal to the market price of the Common Stock on the date of said grant, such options to vest on January 1, 2013.

•

On each of the first, second, and third anniversary of the grant of the Initial Rothwell Option, an additional grant of a non-qualified option to purchase 175,000 shares of the Common Stock in accordance with the 2007 Stock Plan, at a price equal to the market price of the Common Stock on the date of said grant, such options to vest immediately on such date.

•	Additional committee and chairperson fees are paid as follows:

•	$10,000 audit committee chairperson fee;

•	$2,500 audit committee member fee;

•	$5,000 compensation committee chairperson fee;

•	$1,000 compensation committee member fee;

•	$2,500 governance and nominating committee chairperson fee; and

•	$500 governance and nominating committee member fee.

The director must be an eligible director on the dates such fees are paid.

Director Compensation Table — 2012

The table below represents the compensation paid to our non-employee directors during the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John D. Harkey, Jr.	36,305	0	7,095	0	43,400
Timothy McInerney	22,521	0	19,078	0	41,599
Jacob M. Plotsker	20,720	0	19,078	0	39,798
Mark H. Rachesky, M.D.	36,500	0	7,095	0	43,595
Timothy G. Rothwell	98,315	0	21,299	0	120,314
Michael Weiser, M.D., Ph.D.	45,000	0	7,095	0	52,095

(1)	The value listed in the above table represents the fair value of the options recognized as expense under FASB ASC Topic 718 during 2012, including unvested options granted before 2012 and those granted in 2012. Fair value is calculated as of the grant date using the Black-Scholes Model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 12 to our audited financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

The following table summarizes the aggregate number of option awards and stock awards held by each non-employee director at December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock That Have not Vested ($)
John D. Harkey, Jr.	7,000	0		0	8.97	5/26/2016	0	0
	7,000	0		0	3.76	4/20/2017
	7,000	0		0	3.79	8/08/2018
	75,000	0		0	0.93	5/15/2019
	26,666	13,334	(1)	0	1.20	9/16/2020
	13,333	26,667	(2)	0	1.53	9/19/2021
	0	40,000	(3)	0	0.199	5/31/2022
Timothy McInerney	0	50,000	(4)	0	0.27	3/01/2022	0	0
	0	40,000	(3)	0	0.199	5/31/2022
Jacob M. Plotsker	0	50,000	(4)	0	0.27	3/01/2022	0	0
	0	40,000	(3)	0	0.199	5/31/2022
Mark H. Rachesky, M.D.	7,000	0		0	3.76	4/20/2017	0	0
	7,000	0		0	3.79	8/08/2018
	75,000	0		0	0.93	5/15/2019
	26,666	13,334	(1)	0	1.20	9/16/2020
	13,333	26,667	(2)	0	1.53	9/19/2021
	0	40,000	(3)	0	0.199	5/31/2022
Timothy G. Rothwell	50,000	0		0	0.70	11/5/2019	0	0
	26,666	13,334	(1)	0	1.20	9/16/2020
	13,333	26,667	(2)	0	1.53	9/19/2021
	0	40,000	(3)	0	0.199	5/31/2022
	0	175,000	(5)		0.09	9/13/2022
Michael Weiser, M.D., Ph.D.	7,000	0		0	8.97	5/26/2016	0	0
	7,000	0		0	3.76	4/20/2017
	7,000	0		0	3.79	8/08/2018
	75,000	0		0	0.93	5/15/2019
	26,666	13,334	(1)	0	1.20	9/16/2020
	13,333	26,667	(2)	0	1.53	9/19/2021
	—	40,000	(3)	0	0.199	5/31/2022

(1)	13,334 exercisable as of 9/16/2013

(2)	13,333 exercisable as of 9/19/2013 and 13,334 exercisable as of 9/19/2014.

(3)	13,333 exercisable as of 5/31/2013 and 5/31/2014, respectively and 13,334 exercisable as of 5/31/2015.

(4)	16,666 exercisable as of 3/1/2013 and 16,667 exercisable 3/1/2014 and 3/1/2015, respectively

(5)	175,000 exercisable as of 1/1/2013.

SECURITIES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY PLANS

The following table provides information as of December 31, 2012 about the common stock that may be issued upon the exercise of options granted to employees, consultants or members of our Board of Directors under our existing equity compensation plans, including the 2000 Stock Option Plan, the 2002 Broad Based Plan, the 2007 Stock Award and Incentive Plan (collectively the “Plans”) the Stock Incentive Plan for Outside Directors and the Directors Deferred Compensation Plan. For a discussion of the material features of the Plans, please see Note 12 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted Average Exercise Price of Outstanding Options	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
The Plans	4,103,410	$1.02	339,718
Stock Incentive Plan for Outside Directors	42,000	5.93	0
Equity Compensation Plans not approved by Security Holders(1)	5,000	4.12	0

Total	4,150,410	$1.07	339,718

(1)	Our Board of Directors has granted options which are currently outstanding for a former consultant. The Board of Directors determines the number and terms of each grant (option exercise price, vesting and expiration date). This grant was made on July 14, 2003.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on the Record Date, there were approximately 60,687,478 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, either in person or by Proxy, of persons entitled to vote a majority of our outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock have one vote for each share on any matter that may be presented for consideration and action by the stockholders at the Annual Meeting.

COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS AND

PRINCIPAL HOLDERS

Directors and Executive Officers

The following table sets forth certain information, as of March 1, 2013, regarding the beneficial ownership of the common stock by (i) each director; (ii) each named executive officer; (iii) all of our directors and named executive officers as a group. The number of shares beneficially owned by each director or Executive Officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into common stock within 60 days after March 1, 2013 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated, all persons named as beneficial owners of common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned:

Name and Address(a)	Common Shares Beneficially Owned (b)		Common Shares Underlying Options		Percent Of Class
Alan L. Rubino (e)	500,000		500,000		*
Michael R. Garone	262,500		162,500		*
Mark H. Rachesky, M.D.	39,331,867	(c)	20,848,204	(d)	48.2%
Timothy G. Rothwell (f)	264,999		264,999		*
Michael Weiser, M.D., Ph.D.	135,999		129,586		*
John D. Harkey, Jr.	135,999		129,586		*
Timothy McInerney	16,666		16,666		*
Jacob M. Plotsker	16,666		16,666		*
All directors and executive officers as a group	40,664,696		22,068,207		49.1%

*	Less than 1%

(a)	Unless otherwise specified, the address of each beneficial owner is c/o Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, New Jersey,

(b)	The number of shares set forth for each Director and Executive Officer consists of direct and indirect ownership of shares, including stock options, deferred common share units, restricted stock and, in the case of Dr. Rachesky, shares of common stock that can be obtained upon conversion of convertible notes and exercise of warrants, as further described in footnotes (c) and (d) below.

(c)	This number consists of:

•	18,483,663 shares of common stock held for the accounts of the following entities:

•	6,226,054 shares held for the account of MHR Capital Partners Master Account LP (“Master Account”)

•	847,125 shares held for the account of MHR Capital Partners (100) LP (“Capital Partners (100)”)

•	3,240,750 shares held for the account of MHR Institutional Partners II LP (“Institutional Partners II”)

•	8,164,436 shares held for the account of MHR Institutional Partners IIA LP (“Institutional Partners IIA”)

•	5,298 shares held directly by Mark H. Rachesky, M.D.

•

8,721,429 shares of common stock that can be obtained by the following entities upon conversion of the Convertible Notes, including 367,909 shares of common stock issuable to the following entities as payment for accrued but unpaid interest on the Convertible Notes since the most recent interest payment date (December 31, 2012) through the date that is 60 days after March 1, 2013:

•	1,756,213 shares held by Master Account

•	240,165 shares held by Capital Partners (100)

•	1,910,903 shares held by Institutional Partners II

•	4,814,148 shares held by Institutional Partners IIA

•	11,997,776 shares of common stock that can be obtained by the following entities upon exercise of warrants:

•	2,704,898 shares held by Master Account

•	368,479 shares held by Capital Partners (100)

•	2,535,842 shares held by Institutional Partners II

•	6,388,557 shares held by Institutional Partners IIA

•	7,000 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.76 per share

•	7,000 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $3.79 per share

•	75,000 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $0.93 per share.

•	26,666 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $1.20 per share.

•	13,333 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options at a price of $1.53 per share.

MHR Advisors LLC (“Advisors”) is the general partner of each of Master Account and Capital Partners (100), and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account and Capital Partners (100). MHR Institutional Advisors II LLC (“Institutional Advisors II”) is the general partner of each of Institutional Partners II and Institutional Partners IIA, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Institutional Partners II and Institutional Partners IIA. MHR Fund Management LLC (“Fund Management”) is a Delaware limited liability company that is an affiliate of and has an investment management agreement with Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA, and other affiliated entities, pursuant to which it has the power to vote or direct the vote and to dispose or to direct the disposition of the shares of common stock held by such entities and, accordingly, Fund Management may be deemed to beneficially own the shares of common stock held for the account of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA. Dr. Rachesky is the managing member of (i) MHRC LLC, the managing member of Advisors, (ii) MHRC II LLC, the managing member of Institutional Advisors II, and (iii) MHR Holding LLC, the managing member of Fund Management, and, in such capacity, may be deemed to beneficially own the shares of common stock held for the accounts of each of Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA.

(d)	This number consists of (i) 8,721, 429 shares of common stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon conversion of the Convertible Notes, (ii) 11,997,776 shares of common stock that can be obtained by Master Account, Capital Partners (100), Institutional Partners II and Institutional Partners IIA upon exercise of warrants, (iii) 128,999 shares of common stock that can be obtained by Dr. Rachesky upon the exercise of currently vested stock options.

(e)	On September 13, 2012, Alan L. Rubino joined the Company as President and Chief Executive Officer, and was appointed as a Class II Director.

(f)	On September 13, 2012 Timothy Rothwell was elected Chairman of the Board of Directors of the Company.

Principal Holders of Common Stock

The following table sets forth information regarding beneficial owners of more than five (5%) percent of the outstanding shares of Common Stock as of March 1, 2013:

Name and Address	Number of Shares Beneficially Owned		Percent Of Class(a)
Bai Ye Feng 16A Li Dong Building No.9 Li Yuen Street East Central, Hong Kong	6,184,389	(b)	9.87%
Mark H. Rachesky, M.D. 40 West 57th Street, 24th Floor New York, NY 10019	39,331,867	(c)	48.2%
MHR Fund Management LLC 40 West 57th Street, 24th Floor New York, NY 10019	39,197,570	(c)	48.2%
MHR Institutional Advisors II LLC 40 West 57th Street, 24th Floor New York, NY 10019	27,054,636	(c)	35.4%
MHR Institutional Partners IIA LP 40 West 57th Street, 24th Floor New York, NY 10019	19,367,141	(c)	26.9%
MHR Advisors LLC 40 West 57th Street, 24th Floor New York, NY 10019	12,142,934	(c)	18.5%
MHR Capital Partners Master Account LP 40 West 57th Street, 24th Floor New York, NY 10019	10,687,165	(c)	16.4%
MHR Institutional Partners II LP 40 West 57th Street, 24th Floor New York, NY 10019	7,687,495	(c)	11.8%
MHRC LLC 40 West 57th Street, 24th Floor New York, NY 10019	12,142,935	(c)	18.5%
MHRC II LLC 40 West 57th Street, 24th Floor New York, NY 10019	27,054,636	(c)	35.4%
MHR Holdings LLC 40 West 57th Street, 24th Floor New York, NY 10019	39,197,570	(c)	48.2%

(a)	Applicable percentage ownership is based on 60,687,478 shares of Common Stock outstanding as of March 1, 2013. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or convertible notes held by that person that are currently exercisable or convertible into Common Stock or will become exercisable or convertible into Common Stock within 60 days after March 1, 2013 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(b)	Information based on Mr. Feng’s Schedule 13-G/A filed with the SEC on February 14, 2012. Mr. Feng beneficially owns an aggregate of 6,184,389 shares of common stock, consisting of 3,908,738 shares of common stock held by Mr. Feng, warrants to purchase up to 1,981,651 shares of common stock held by Mr. Feng, and 294,000 shares of common stock owned of record by Lighthouse Consulting Limited, a Hong Kong company of which Mr. Feng is a principal and therefore may be deemed to be a beneficial holder of such shares.

(c)	Information based on the beneficial owner’s Amendment Number 19 to Schedule 13D/A, filed with the SEC on January 10, 2013. Please refer to footnote “c” in the table under “Directors and Executive Officers” (above).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this annual report is intended to be an inactive textual reference only.

The Compensation Committee is responsible for the consideration of stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation arrangements related to executive officers. The Compensation Committee may delegate any of the foregoing duties and responsibilities to a subcommittee of the Compensation Committee consisting of not less than two members of the committee. The Compensation Committee has the authority to retain, at the expense of the Company, such outside counsel, experts and other advisors as deemed appropriate to assist it in the full performance of its functions. The Company’s Chief Executive Officer is involved in making recommendations to the Compensation Committee for compensation of Executive Officers (except for himself) as well as recommending compensation levels for directors.

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of non-employee independent directors, is responsible for reviewing with Company management and approving compensation policy and all forms of compensation for executive officers and directors in light of the Company’s current business environment and the Company’s strategic objectives. In addition, the Compensation Committee acts as the administrator of the Company’s stock option plans. The Compensation Committee’s practices include reviewing and establishing executive officers’ compensation to ensure that base pay and incentive compensation are competitive to attract and retain qualified executive officers, and to provide incentive systems reflecting both financial and operating performance, as well as an alignment with stockholder interests. These policies are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and should reward executives for their contributions to the enhancement of stockholder value.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees. The committee considered risk when developing our compensation programs and believes that the design of our current compensation programs do not encourage excessive or inappropriate risk taking. Our base salaries provide competitive fixed compensation, while annual cash bonuses and equity-based awards encourage long-term consideration rather than short-term risk taking.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented herein with the management of the Company. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Form 10-K and Proxy Statement of the Company.

The Members of the Compensation Committee

Michael Weiser, M.D., Ph.D. (Chairman)

Mr. Timothy McInerney

Mark H. Rachesky, M.D.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has reviewed the relevant standards of the Sarbanes-Oxley Act of 2002, the rules of the SEC, and the corporate governance listing standards of the NASDAQ Listing Rules regarding committee policies. The committee intends to further amend its charter, if necessary, as the applicable rules and standards evolve to reflect any additional requirements or changes. The updated Audit Committee charter can be found on our website at www.emisphere.com. The contents of our website are not incorporated herein by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

The Audit Committee is currently comprised of Mr. Timothy McInerney, (chairman), Jacob M. Plotsker and Michael Weiser, M.D., Ph.D.

All of the members of the Audit Committee meet the independence requirements under the applicable provisions of the Exchange Act and regulations promulgated thereunder and the relevant NASDAQ Listing Rules. The Board of Directors has determined that the Company does not currently have an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K, serving on the Audit Committee, as a result of the recent resignation of the previously designated audit committee financial expert from the Audit Committee.

On January 6, 2010, with the approval of the Audit Committee of the Company, the Company engaged McGladrey LLP (“McGladrey”) to act as its independent registered public accounting firm. McGladrey served as the Company’s independent registered public accounting firm for fiscal years ended December 31, 2012 and 2011, and the Audit Committee intends to select McGladrey as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013. The Company expects that representatives from McGladrey (the “Representatives”) will be present at the Annual Meeting, that the Representatives will have the opportunity to make a statement if they desire to do so, and that the Representatives will be available to respond to appropriate questions.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal control over financial reporting. McGladrey, the Company’s independent registered public accountants, audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States, and report on internal control over financial reporting. McGladrey reports to the Audit Committee as members of the Board of Directors and as representatives of the Company’s stockholders.

The Audit Committee meets with management periodically to consider the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis, the Audit Committee meets privately with McGladrey. The Audit Committee also appoints the independent registered public accounting firm, approves in advance their engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews their performance and independence from management. In addition, when appropriate, the Audit Committee discusses with McGladrey plans for the audit partner rotation required by the Sarbanes-Oxley Act.

Pursuant to its charter, the Audit Committee assists the board in, among other things, monitoring and reviewing (i) our financial statements, (ii) our compliance with legal and regulatory requirements and (iii) the independence, performance and oversight of our independent registered public accounting firm. Under the Audit Committee charter, the Audit Committee is required to make regular reports to the board.

During the 2012 Fiscal Year, the Audit Committee of the Board of Directors reviewed and assessed:

•

the quality and integrity of the annual audited financial statements with management, including issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls, and compliance with regulatory and legal requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•

management’s, as well as the independent auditor’s, analysis regarding financial reporting issues and judgments made in connection with the preparation of our financial statements, including those prepared quarterly and annually, prior to filing our quarterly reports on Form 10-Q and annual report on Form 10-K.

The Audit Committee has reviewed the audited financial statements and has discussed them with both management and McGladrey, the independent registered public accounting firm. The Audit Committee has discussed with the independent auditors matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditors have discussed the auditors’ independence from the Company and its management, including the matters in those written disclosures. The Audit Committee also received reports from McGladrey regarding all critical accounting policies and practices used by the Company, any alternative treatments of financial information used, generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative treatments and the treatment preferred by McGladrey and other material written communications between McGladrey and management, including management letters and schedules of adjusted differences.

In making its decision to select McGladrey as Emisphere’s independent registered public accounting firm for 2012, the Audit Committee considered whether the non-audit services provided by McGladrey are compatible with maintaining the independence of McGladrey.

Based upon the review and discussions referenced above, the Audit Committee, as comprised at the time of the review and with the assistance of the Company’s Chief Financial Officer, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and be filed with the SEC.

The Members of the Audit Committee

Mr. Timothy McInerney (Chairman)

Mr. Jacob M. Plotsker

Dr. Michael Weiser, M.D., Ph.D.

INDEPENDENT AUDITOR FEES

The following table presents fees for professional audit services rendered by McGladrey LLP (“McGladrey”) for the audit of our annual financial statements for the years ended December 31, 2012 and December 31, 2011, respectively, and fees billed for other services rendered by McGladrey during the respective periods.

	2012	2011
Type of Fees
Audit Fees(1)	$267,000	$254,600
Audit-Related Fees(2)	11,000	30,000

	$278,000	$284,600

(1)	Audit fees for 2012 and 2011 were for professional services rendered for the audit of the Company’s financial statements for the fiscal year, including attestation services required under Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the Company’s quarterly financial statements included in its Form 10-Q filings.

(2)	Audit-related fees are for services related to our registration statement on Form S-1.

The Audit Committee has determined that the non- audit services provided by McGladrey during 2012 did not impair their independence. All decisions regarding selection of independent registered public accounting firm and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and related SEC rules.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. The committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, where pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed communication at the time of approval. The committee may delegate pre-approval authority to one or more of its members, who must report same to the Committee members at the next meeting. All of the audit-related fees disclosed above were approved by the Audit Committee pursuant to this pre-approval policy. The Audit Committee, after discussion with McGladrey, agreed that any additional audit fees could be paid by us, subject to the pre-approval of the Audit Committee chairman.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary —

The discussion that follows outlines the compensation awarded to, earned by or paid to the named executive officers of the Company including a review of the principal elements of compensation, the objectives of the Company’s compensation program, what the program is designed to reward and why and how each element of compensation is determined.

In general, the Company operates in a marketplace where competition for talented executives is significant. The Company is engaged in the long-term development of its technology and of drug candidates, without the benefit of significant current revenues, and therefore its operations require it to raise capital in order to continue its activities. Our operations entail special needs and risks and require that the Company attempt to implement programs that promote strong individual and group performance and retention of excellent employees. The Company’s compensation program for named executive officers consists of cash compensation as base salary, medical, basic life insurance, long term disability, flexible spending accounts, paid time off, and defined contribution retirement plans as well as long term equity incentives offered through stock option plans. This program is developed in part by benchmarking against other companies in the biotechnology/pharmaceutical sectors, as well as by the judgment and discretion of our Board of Directors.

Employee salaries are benchmarked against Radford survey information. Radford is part of the Aon family brands. For more than 30 years, Radford has been a leading provider of compensation market intelligence to the high-tech and life sciences industries. Radford emphasizes data integrity and online access to data, tools and resources, as well as client service geared towards life sciences. Radford includes more than 2,000 participating companies globally. Their services offer full compensation consulting, reliable, current data analysis and reporting, customized data for competitive insight, and web access to data via the Radford Network.

Discussion and Analysis —

Objectives of the compensation and reward program — The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves the difficult, unpredictable, and often slow development of our technology and of drug candidates. Continuity of scientific knowledge, management skills, and relationships are often critical success factors to our business. The objectives of our compensation program for named executive officers is to provide competitive cash compensation, competitive health, welfare and defined contribution retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Emisphere values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value.

Elements of compensation and how they are determined — The key elements of the executive compensation package are base salary (as determined by the competitive market and individual performance), the executive long term disability plan and other health and welfare benefits and long-term incentive compensation in the form of periodic stock option grants. The base salary (excluding payment for accrued but unused vacation) for the named Executive Officers for 2013 ranged from $265,000 for its Vice President and Chief Financial Officer to $400,000 for its President and Chief Executive Officer. In determining the compensation for each named Executive Officer, the Company generally considers (i) data from outside studies and proxy materials regarding compensation of executive officers at companies believed to be comparable, (ii) the input of other directors and the President and Chief Executive Officer (other than for his own compensation) regarding individual performance of each named executive officer and (iii) qualitative measures of Emisphere’s performance, such as progress in the development of the Company’s technology, the engagement of corporate partners for the commercial development and marketing of products, effective corporate governance, fiscal responsibility, the success of Emisphere in raising funds necessary to conduct research and development, and the pace at which the Company continues to advance its technologies in various clinical trials. Our board of directors and Compensation Committee’s consideration of these factors is subjective and informal. However, in general, it has determined that the compensation for executive officers should be competitive with market data reflected within the 50th-75th percentile of biotechnology companies for corresponding senior executive positions. Compensation levels were derived from the compensation plan set in 2006 and were based in part by information received from executive compensation consultants, Pearl Myer and Partners, based in New York, N.Y. Compensable factors benchmarked include market capitalization, head count and location. While the Company has occasionally paid cash bonuses in the past, there is no consistent annual cash bonus plan for named executive officers. When considering the compensation of the Company’s President and Chief Executive Officer, the Company receives information and analysis prepared or secured by the Company’s outside executive compensation experts and survey data prepared by human resources management personnel as well as any additional outside information it may have available. In addition, the board of directors and Compensation Committee of the Company considered the approval by our stockholders, on an advisory basis, of the compensation of our named executive officers at our most recent annual meeting of stockholders on May 31, 2012 in determining that our executive compensation is in line with our competitive position in the marketplace and appropriately designed to reward executives for their contributions toward overall business performance that ultimately enhances stockholder value.

The compensation program also includes periodic awards of stock options. The stock option element is considered a long-term incentive that further aligns the interests of executives with those of our stockholders and rewards long-term performance and the element of risk. Stock option awards are made at the discretion of the Board of Directors based on its subjective assessment of the individual contribution of the executive to the attainment of short and long-term Company goals, such as collaborations with partners, attainment of successful milestones under such collaborations and other corporate developments which advance the progress of our technology and drug candidates. Option grants, including unvested grants, for our named executive officers range from 165,000 for our Vice President of Non-Clinical Development and Applied Biology, 190,000 for our current Vice President, Chief Financial Officer and Corporate Secretary, to 2,000,000 for our President and Chief Executive Officer, as indicated in the accompanying tables. Stock option grants to named executive officers in 2012 were made in connection with the annual compensation review. With the exception of grants made to the Company’s President and Chief Executive Officer, Alan L. Rubino, (described below under the heading “Employment Agreements and Potential Payments Upon Termination or Change-in-Control”), the Company’s policy with respect to stock options granted to executives is that grant prices should be equal to the fair market value of the common stock on the date of grant, that employee stock options should generally vest over a three to five-year period and expire in ten years from date of grant, and that options previously granted at exercise prices higher than the current fair market value should not be re-priced. Once performance bonuses or awards are issued, there are currently no policies in place to reduce, restate or otherwise adjust awards if the relevant performance measures on which they are based are restated or adjusted. The Company has no policy to require its named executive officers to hold any specific equity interest in the Company. The Company does not offer its named executive officers any nonqualified deferred compensation, a defined benefit pension program or any post retirement medical or other benefits.

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to the Chief Executive Officer or to any of the other four most highly compensated executive officers of a publicly held company will not be deductible for federal income tax purposes, unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Company’s primary objective in designing and administering its compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value. In general, stock options granted under the Company’s 2000 Plan and 2007 Stock Plan are intended to qualify under and comply with the “performance based compensation” exemption provided under Section 162(m) thus excluding from the Section 162(m) compensation limitation any income recognized by executives at the time of exercise of such stock options. Because salary and bonuses paid to our Chief Executive Officer and four most highly compensated executive officers have been below the $1,000,000 threshold, the Compensation Committee has elected, at this time, to retain discretion over bonus payments, rather than to ensure that payments of salary and bonus in excess of $1,000,000 are deductible. The Compensation Committee intends to review periodically the potential impacts of Section 162(m) in structuring and administering the Company’s compensation programs.

Summary Compensation Table — 2012, 2011 and 2010

The following table sets forth information regarding the aggregate compensation Emisphere paid during 2012, 2011 and 2010 to our “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K):

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Alan L. Rubino(3),	2012	120,000	0	0	144,885	3,600	(4)	268,485
President and CEO
Michael R. Garone,	2012	244,785	0	0	7,982	0		252,767
Chief Financial Officer and Corporate Secretary(5)	2011 2010	243,214 241,374	0 0	0 0	27,600 19,445	0 0		270,814 260,819
M. Gary I. Riley DVM, PhD,(6)	2012	282,035	0	0	5,321	0		287,356
VP of Non-Clinical Development and Applied Biology	2011 2010	280,225 278,104	0 0	0 0	18,400 19,445	0 0		298,625 297,549

(1)	The named executive officers, as defined in Regulation S-K, Item 402(a)(3), of the Company for the year ended December 31, 2012 were as follows: Mr. Rubino, Mr. Garone and Mr. Riley.

(2)	Amounts shown in this column represent the aggregate grant date fair value of stock option awards granted during the respective year computed in accordance with Financial Accounting Standards Board ASC Topic 718. This compares to prior years, during which amounts in these columns have represented the expensed accounting value of such awards. For assumptions used in the valuation of these awards please see Note 12 to our Financial Statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	On September 13, 2012, Mr. Rubino joined the company as President and Chief Executive Officer.

(4)	All other compensation for Mr. Rubino represents an allowance for the use of a personal automobile in accordance with the terms of his employment contract.

(5)	On September 13, 2012, Mr. Garone concluded his tenure as Interim Chief Executive Officer of the Company.

(6)	On December 31, 2012, Mr. Riley executed a separation agreement with the company and executed an independent consulting agreement with the company effective January 1, 2013.

Grants of Plan-Based Awards — 2012

The following table sets forth information regarding grants of plan-based awards in 2012:

	All Other
Name	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards
Alan L. Rubino,	9/13/2012	2,000,000(2)	$0.5225	1,045,000
President and Chief Executive Officer(1)
Michael R. Garone, VP,	5/31/2012	45,000(3)	$0.1990	8,955
Chief Financial Officer and Corporate Secretary
M. Gary I. Riley DVM,	5/31/2012	30,000(4)	$0.1990	5,970
PhD. VP, Non-Clinical Development and Applied Biology

(1)	On September 13, 2012, Alan L. Rubino joined the company as President and Chief Executive Officer.

(2)	500,000 exercisable at $0.09 as of January 1, 2013; 500,000 exercisable at $0.25 as of September 13, 2014; 500,000 exercisable at $0.75 as of September 13, 2015 and 500,000 exercisable at $1.00 as of September 13, 2016.

(3)	11,250 exercisable as of 5/31/2013 and 5/31/2014, respectively and 22,500 exercisable as of 5/31/2015.

(4)	7,500 exercisable as of 5/31/2013 and 5/31/2014, respectively and 15,000 exercisable as of 5/31/2015.

Outstanding Equity Awards at Fiscal Year-End — 2012

The following table sets forth information as to the number and value of unexercised options held by the named executive officers as of December 31, 2012. There are no outstanding stock awards with executive officers:

Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Alan L Rubino	0	500,000	(1)	0	$0.09	9/13/2022
President and	0	500,000	(2)	0	$0.25	9/13/2022
Chief Executive Officer	0	500,000	(3)	0	$0.75	9/13/2022
	0	500,000	(4)	0	$1.00	9/13/2022
Michael R. Garone, VP,	75,000	0		0	$4.03	8/29/2017
Chief Financial Officer,	20,000	0		0	$0.62	4/12/2019
and Corporate Secretary	10,000	10,000	(5)	0	$1.25	1/19/2020
	7,500	22,500	(6)	0	$0.92	7/15/2021
	0	45,000	(7)	0	$0.199	5/31/2022
M. Gary I. Riley DVM,(8)	75,000	—			$4.03	11/6/2017
PhD. VP, Non-Clinical	20,000	—		0	$0.62	4/12/2019
Development and Applied Biology	10,000	10,000	(8)	0	$1.25	1/19/2020
	5,000	15,000	(8)	0	$0.92	7/15/2021
	0	30,000	(8)	0	$0.199	5/31/2022

(1)	500,000 exercisable as of 1/13/2013.

(2)	500,000 exercisable as of 9/13/2014

(3)	500,000 exercisable as of 9/13/2015

(4)	500,000 exercisable as of 9/13/2016

(5)	10,000 exercisable as of 1/19/2013

(6)	7,500 exercisable as of 7/15/2013 and 15,000 exercisable as of 7/15/2014.

(7)	11,250 exercisable as of 5/31/2013 and 5/31/2014, respectively and 22,500 exercisable as of 5/31/2015.

(8)	Pursuant to a Consulting Agreement, dated December 31, 2012, between the Company and Mr. Riley (the “Consulting Agreement”), all stock options previously granted by the Company shall continue to be effective and vest during the term of the Consulting Agreement in accordance with their respective terms, subject to any forfeiture, termination, or cancellation provision or any limitation on exercisability applicable thereto. Upon termination or expiration of the Consulting Agreement, all such stock options shall immediately cease vesting, all such options that are unvested shall terminate immediately, and all vested options shall be subject to any forfeiture, termination, or cancellation provision or any limitation on exercisability applicable thereto.

Option Exercises and Stock Vested — 2012

There were no stock options exercised by Executive Officers during 2012.

TRANSACTIONS WITH RELATED PERSONS

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

Employment Agreement with Alan L. Rubino, President and Chief Executive Officer

On September 17, 2012, in connection with his appointment to the position of President and Chief Executive Officer of the Company, effective September 13, 2012, Mr. Rubino entered into an Employment Agreement with the Company dated September 13, 2012 (the “Rubino Employment Agreement”), which provides as follows:

•

The initial term of the Rubino Employment Agreement is three years, and the agreement will automatically renew for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the end of the initial term or any renewal terms.

•	The Rubino Employment Agreement provides for an annual base salary of $400,000, with eligibility to receive an annual bonus of up to $200,000.

•

Pursuant to the Rubino Employment Agreement, Mr. Rubino received a qualified stock option (the “Option”) to purchase up to 2,000,000 shares of the Company’s common stock (“Rubino Option Shares”) in accordance with the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”). A total of 500,000 Rubino Option Shares vested on January 1, 2013, and have an exercise price equal to the fair market value of a share of the Company’s common stock on September 13, 2012, the date of the grant. A total of 500,000 Rubino Option Shares will vest on September 13, 2014, and have an exercise price of $0.25 per share. A total of 500,000 Rubino Option Shares will vest on September 13, 2015, and have an exercise price of $0.75 per share. The final 500,000 Rubino Option Shares will vest on September 13, 2016, and have an exercise price of $1.00 per share. The vesting of the Rubino Option Shares is subject to Mr. Rubino’s continued employment with the Company, except in the event of his termination by the Company without Cause or by Mr. Rubino for Good Reason within 12 months of a Change of Control (as such terms are defined in the Rubino Employment Agreement), in which case all of the Rubino Option Shares vest immediately and remain exercisable for the remainder of the originally scheduled term.

•

Pursuant to the Rubino Employment Agreement, upon termination by the Company without Cause or by Mr. Rubino for Good Reason (as such terms are defined in the Rubino Employment Agreement), subject to the delivery by Mr. Rubino’s of a general release of claims in favor of the Company, Mr. Rubino is entitled to (i) severance payments equal to his base salary for 12 months, except in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Rubino Employment Agreement), in which case Mr. Rubino is entitled to severance payments equal to his base salary for 18 months, (ii) prorated annual bonus payments that Mr. Rubino would have received but for his termination, (iii) prorated equity compensation that Mr. Rubino would have received but for his termination, and (iv) the cost of family health insurance coverage at the same rate as contributed by the Company prior to the termination until the earlier of twelve (12) months or loss of COBRA entitlement. In addition, in the case of termination by the Company without Cause or termination by Mr. Rubino for Good Reason within 12 months following a Change of Control (as such terms are defined in the Rubino Employment Agreement), Mr. Rubino is entitled to the vesting of all 2,000,000 stock option grants awarded pursuant to the terms of the Rubino Employment Agreement, regardless of date or condition of vesting.

Employment Agreement with Michael R. Garone, Chief Financial Officer and Corporate Secretary.

On January 14, 2013, the Company entered into an Employment Agreement (the “Garone Employment Agreement”) with Michael R. Garone, the Company’s Vice President, Chief Financial Officer and Corporate Secretary. The Garone Employment Agreement provides as follows:

•

The effective date of the Garone Employment Agreement is January 14, 2013. The initial term of the Garone Employment Agreement is three years, and the agreement will automatically renew for additional one-year terms unless either party provides notice of non-renewal to the other party at least six months prior to the commencement of any renewal terms.

•	The Garone Employment Agreement provides for an annual base salary of $265,000, with eligibility to receive an annual bonus of up to $79,500.

•

Pursuant to the Garone Employment Agreement, Mr. Garone received a qualified stock option (the “Initial Option”) to purchase up to 40,000 shares of the Company’s common stock (the “Common Stock”) in accordance with the 2007 Plan. The Initial Option fully vested on the grant date of January 14, 2013 (the “Initial Grant Date”), and has an exercise price equal to the closing price of a share of the Common Stock on the Initial Grant Date.

•

Pursuant to the Employment Agreement, on each of the first, second, and third anniversary of the Initial Grant Date, the Company agreed to make additional grants of incentive stock options to purchase 40,000 shares of Common Stock in accordance with the 2007 Plan (each, an “Additional Option”), at a price equal to the closing price of the Common Stock on the date of said grant, such options to vest on the one-year anniversary of such grant dates. Each Additional Option is subject to Mr. Garone’s continued employment as of the applicable grant date.

•

Pursuant to the Garone Employment Agreement, upon termination by the Company without Cause, or by Mr. Garone for Good Reason (as such terms are defined in the Garone Employment Agreement), subject to the delivery by Mr. Garone of a general release of claims in favor of the Company, Mr. Garone is entitled to (i) severance payments equal to his base salary for 6 months, except in the case of termination by the Company without Cause or termination by Mr. Garone for Good Reason within 12 months following a Change of Control (as defined in the Garone Employment Agreement), in which case Mr. Garone is entitled to severance payments equal to his base salary for 12 months, (ii) prorated annual bonus payments that Mr. Garone would have received but for his termination, (iii) prorated equity compensation that Mr. Garone would have received but for his termination, and (iv) the cost of family health insurance coverage at the same rate as contributed by the Company prior to the termination until the earlier of twelve (12) months or loss of COBRA entitlement. In addition, in the case of termination by the Company without Cause or termination by Mr. Garone for Good Reason within 12 months following a Change of Control (as such terms are defined in the Garone Employment Agreement), Mr. Garone is entitled to the vesting of all stock option grants awarded pursuant to the terms of the Garone Employment Agreement, regardless of date or condition of vesting.

Transactions with MHR

Mark H. Rachesky, M.D. is a director and member of the Company’s Compensation Committee and its Governance and Nominating Committee. Dr. Rachesky is also the managing member of (i) MHRC LLC (“MHRC”), the managing member of MHR Advisors LLC (“Advisors”), which in turn is the general partner of MHR Capital Partners Master Account LP (“Master Account”) and MHR Capital Partners (100) LP (“Capital Partners 100”); (ii) MHRC II LLC (“MHRC II”), the managing member of MHR Intuitional Advisors II LLC (“Institutional Advisors II”), which is in turn the general partner of MHR Institutional Partners II LP (“Institutional Partners II”) and MHR Institutional Partners IIA LP (“Institutional Partners IIA”); and (iii) MHR Holdings LLC (“MHR Holdings”), the managing member of MHR Fund Management LLC, (“Fund Management” and, together with MHRC, MHRC II, MHR Holdings, Advisors, Institutional Advisors II, Master Account, Capital Partners 100, Institutional Partners II, and Institutional Partners IIA, “MHR”) which is an affiliate of and has an investment management agreement with Master Account, Capital Partners 100, Institutional Partners II, and Institutional Partners IIA. In each of the transactions below with MHR that occurred during 2009, 2010, 2011, or 2012, the Company was advised by an independent committee of the Company’s Board of Directors.

August 2009 Financing

On August 19, 2009, the Company entered into a Securities Purchase Agreement with MHR to sell 6,015,037 shares of common stock and warrants to purchase 3,729,323 shares of common stock for gross proceeds of $4,000,000. Each unit, consisting of one share of common stock and a warrant to purchase 0.62 of a share of common stock, was sold for a purchase price of $0.665. The warrants to purchase additional shares are exercisable at an exercise price of $0.70 per share and will expire on August 21, 2014. For a more detailed discussion, please see Notes 8 and 9 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

June 2010 Notes and Warrants

In connection with the Company’s agreement with Novartis entered in June 2010 (the “Novartis Agreement”), the Company, Novartis and MHR entered into a non-disturbance agreement (the “Non-Disturbance Agreement”), pursuant to which MHR agreed to limit certain rights and courses of action that it would have available to it as a secured party under its Senior Secured Term Loan Agreement and Pledge and Security Agreement with the Company (collectively, the “Loan and Security Agreement”). Additionally, Novartis and MHR entered into a license agreement pursuant to which MHR agreed to grant a license to Novartis upon the occurrence of certain events and subject to satisfaction of certain conditions. MHR also consented to the Company entering into the Novartis Agreement, which consent was required under the Loan and Security Agreement, and agreed to enter into a agreement comparable to the Non-Disturbance Agreement at some point in the future in connection with another potential Company transaction (the “Future Transaction Agreement”). For a more detailed discussion, please see Notes 8 and 9 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

In consideration of the agreements and consent provided by MHR described in the foregoing paragraph, the Company entered into an agreement with MHR (the “MHR Letter Agreement”) pursuant to which the Company agreed to reimburse MHR for its legal expenses incurred up to $500,000 in connection with the agreements entered into in connection with the Novartis transaction and up to $100,000 in connection with the Future Transaction Agreement. These reimbursements were paid in the form of non-interest bearing promissory notes for $500,000 and $100,000 issued to MHR on June 4, 2010. Pursuant to the MHR Letter Agreement, the Company also granted to MHR warrants to purchase 865,000 shares of its common stock, with an exercise price of $2.90 per share and an expiration date of August 21, 2014. For a more detailed discussion, please see Notes 8 and 9 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

July 2010 Promissory Notes

On July 29, 2010, in consideration for $500,000 in bridge financing funds provided to the Company, we issued to MHR promissory notes with an aggregate principal amount of $525,000 (the “July 2010 MHR Notes”). The July 2010 MHR Notes provided for an interest rate of 15% per annum, and were due and payable on October 27, 2010. During the quarter ended September 30, 2010, certain conditions caused the maturity date of the July 2010 MHR Notes to accelerate, and the July 2010 MHR Notes were accordingly paid off. See Note 8 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for further discussion.

August 2010 Financing

On August 25, 2010, the Company entered into a securities purchase agreement with MHR (the “August 2010 MHR Financing”) pursuant to which the Company agreed to sell an aggregate of 3,497,528 shares of its common stock and warrants to purchase a total of 2,623,146 additional shares of its common stock for total gross proceeds of $3,532,503. Each unit, consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock, was sold at a purchase price of $1.01. The warrants to purchase additional shares are exercisable at a price of $1.26 per share and will expire on August 26, 2015. On the same date, the Company also entered into a securities purchase agreement with certain institutional investors to sell common stock and warrants for total gross proceeds of $3,532,503 (collectively, with the August 2010 MHR Financing, the “August 2010 Financing”).

In connection with the August 2010 Financing, the Company entered into a waiver agreement with MHR, pursuant to which MHR waived certain anti-dilution adjustment rights under its 11% senior secured notes (the “MHR Convertible Notes”) and warrants issued by the Company to MHR in September 2006 that would otherwise have been triggered by the financings described above. As consideration for such waiver, the Company issued to MHR a warrant to purchase 975,000 shares of common stock and agreed to reimburse MHR for 50% of its legal fees up to a maximum reimbursement of $50,000. The terms of such warrant are identical to the warrants issued to MHR in the August 2010 MHR Financing transaction described above. For further discussion, see Notes 8 and 9 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

July 2011 Financing

On June 30, 2011, the Company entered into a purchase agreement with MHR, pursuant to which, on July 6, 2011, it sold an aggregate of 4,300,438 shares of its common stock and warrants to purchase a total of 3,010,307 shares of its common stock for gross proceeds, before deducting fees and expenses and excluding the proceeds, if any, from the exercise of the MHR Warrants of $3,749,981.94. As part of the July 2011 Financing, the Company entered into the a waiver agreement with MHR, pursuant to which MHR waived certain anti-dilution adjustment rights under the MHR Convertible Notes and certain warrants issued by the Company to MHR that would otherwise have been triggered by the financing with other institutional investors described above. As consideration for such waiver, the Company issued to MHR warrants to purchase 795,000 shares of common stock and agreed to reimburse MHR for up to $25,000 of its legal fees. Each unit, consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock, were sold at a purchase price of $0.872. The warrants are exercisable at an exercise price of $1.09 per share and will expire July 6, 2016.

2012 Bridge Loan.

On October 17, 2012, the Company issued a promissory note (the “Bridge Note”) to Institutional Partners IIA, Institutional Partners II, Master Account, and Capital Partners 100 (collectively, the “Bridge Lender”) in the principal amount of $1,400,000 to be advanced by the Bridge Lender to the Company pursuant to the terms thereof (the “Bridge Loan”). The Bridge Note provides for an interest rate of 13% per annum. Pursuant to the terms of the Bridge Note, the entire principal amount advanced by the Bridge Lender pursuant to the Bridge Note, plus all accrued interest thereon, is payable on demand. The obligations under the Bridge Note are secured by a first priority lien on substantially all of our assets pursuant to the terms of the Security Agreement, as further described below.

Also on October 17, 2012, in connection with the issuance of the Bridge Note, Emisphere and MHR entered into that certain Amendment to Pledge and Security Agreement (the “Amendment”). The Amendment amends the Security Agreement to, among other things, include the Bridge Loan as an obligation secured by the terms of the Security Agreement and to include the Bridge Lender as a beneficiary of the terms of the Security Agreement. Pursuant to the terms of the Novartis Agreement described above, the Amendment expressly excludes certain intellectual property licensed to Novartis from the collateral securing the Bridge Loan. In accordance with the terms of the MHR Convertible Notes, MHR also provided a written consent to allow for the issuance of the Bridge Note and related obligations provided under the Amendment.

Ongoing Obligations Under Convertible Notes and Warrants

The MHR Convertible Notes contain provisions related to anti-dilution and redemption rights. In addition, MHR has certain rights regarding election of directors, participation in future equity financings and other related matters, which rights are set forth in the Company’s certificate of incorporation and bylaws, as amended. In addition to the warrants described above, the Company issued warrants to purchase common stock to MHR in 2007 which are still outstanding. These warrants provide for anti-dilution protection, and the fair value of the warrants is estimated at the end of each quarterly reporting period using Black-Sholes models. See Notes 8 and 9 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 for a further discussion of MHR’s rights under the MHR Convertible Notes and warrants.

Transaction with Bai Ye Feng

Bai Ye Feng has been the beneficial owner of more than five (5%) percent of the outstanding shares of Common Stock since the August 2010 Financing. In the July 2011 Financing, Mr. Feng purchased 688,073 shares of Common Stock and warrants to purchase 481,651 shares of Common Stock, for an aggregate purchase price of $600,000. The warrants are exercisable at an exercise price of $1.09 per share and will expire July 6, 2016. The total dollar amount of the July 2011 Financing was $3,749,982.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules of the SEC require our directors, Executive Officers and persons who own more than 10% of common stock to file reports of their ownership and changes in ownership of common stock with the SEC. Our employees sometimes prepare these reports on the basis of information obtained from each director and Executive Officer. Based on written representations of the Company’s directors and Executive Officers and on confirmation that no Form 5 was required to be filed, we believe that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, Executive Officers and greater than ten (10%) percent owners during the last fiscal year were filed on time.

RELATED PARTY TRANSACTION APPROVAL POLICY

In February 2007, our Board of Directors adopted a written related party transaction approval policy, which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. The Company’s policy with regard to related party transactions is that all material transactions non-compensation related are to be reviewed by the Audit Committee for any possible conflicts of interest. The Compensation Committee will review all material transactions that are related to compensation. All related party transactions approved by either the Audit Committee or Compensation Committee shall be disclosed to the Board of Directors at the next meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

(Item #1 on the Proxy Card)

Our Board of Directors is currently comprised of seven (7) members and is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.

Each of our Class II Directors whose term is expiring at the Annual Meeting has been nominated by the Board of Directors for election at the Annual Meeting for a term expiring at the third succeeding annual meeting of stockholders after his election and until his successor is duly elected and qualified. At the recommendation of our governance and nominating committee, Timothy McInerney, Jacob M. Plotsker, and Alan L. Rubino have been nominated for election.

The Proxies given pursuant to this solicitation will be voted, unless authority is withheld, in favor of the Director Nominees. The Director Nominees have consented to be named and, if elected, to serve. In the event that a Director Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxies may be voted in the discretion of the persons acting pursuant to the Proxy for the election of other nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Voting

The Director Nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as a director.

The Board of Directors deems the election of Timothy McInerney, Jacob M. Plotsker, and Alan L. Rubino as directors for a term expiring at the third succeeding annual meeting of stockholders after their election (Class II Director) to be in the best interest of Emisphere and its stockholders and recommends a vote “FOR” their election.

Information Concerning Director Nominees, Continuing Directors and Executive Officers

Information regarding the Director Nominees, those directors serving unexpired terms, and our current Executive Officers, all of who are currently serving open-ended terms, including their respective ages, the year in which each first joined the Company and their principal occupations or employment during the past five years, is provided below:

Name	Age	Year Joined Emisphere	Position with the Company
Alan L. Rubino (1)	58	2012	President and Chief Executive Officer, Class II Director
Michael R. Garone (2)	54	2007	Vice President, Chief Financial Officer and Corporate Secretary
John D. Harkey, Jr.	52	2006	Class I Director
Timothy McInerney	52	2012	Class II Director
Jacob M. Plotsker	45	2012	Class II Director
Mark H. Rachesky, M.D.	54	2005	Class III Director
Timothy G. Rothwell (3)	62	2009	Chairman of the Board of Directors, Class I Director
Michael Weiser, M.D., Ph.D.	50	2005	Class III Director

(1)	On September 13, 2012, Alan L. Rubino joined the Company as President and Chief Executive Officer and, in connection therewith, Mr. Rubino was appointed as a Class II Director of the Company.

(2)	On September 13, 2012, Michael R. Garone concluded his tenure as Interim Chief Executive Officer of the Company.

(3)	On September 13, 2012, Timothy G. Rothwell became Chairman of the Board of Directors of the Company

Alan L. Rubino joined Emisphere on September 13, 2012 as President and Chief Executive Officer and, in connection therewith, was appointed as a Class II Director of the Company. His career spans over 30 years at every level of the biopharmaceutical industry. From October 2010 until July 2012, he served as Chief Executive Officer and President of New American Therapeutics, Inc., where he and his team presided over a venture that was focused on the acquisition, marketing, and ultimate sale of Denavir, a leading Rx topical therapeutic for HSV-1 cold sore treatment. From February 2008 to September 2010, Mr. Rubino was CEO and President of Akrimax Pharmaceuticals, where he acquired two Rx launch products, NitroMist and Tirosint, which are actively marketed and in growth phases today. Prior to 2008, he was President and Chief Operating Officer of the Pharmos Corporation, which was a development-stage publicly-held firm, where he led the transformation of the company through the acquisition of Vela Pharmaceuticals. Mr. Rubino also spent four years in senior executive leadership positions on the strategic services side at both Cardinal Health and PDI, Inc., both public companies that provided high-level outsourcing offerings to the pharmaceutical industry. A major portion of Mr. Rubino’s career includes twenty-four years spent at Hoffmann-La Roche, where he served as a corporate officer and member of the US Executive Committee and held a variety of key senior executive positions with broad general management responsibilities leading major business units and operations, marketing, business development, alliance management, human resources, and supply chain/manufacturing. At Hoffmann-La Roche, Mr. Rubino led many key top level executive initiatives and presided over numerous commercial product launches across a spectrum of therapeutic areas, including the introduction of the world’s first biological product in Roferon-A [alfa-interferon 2a]. Currently, Mr. Rubino serves of the Boards of Directors and is Chairman of the Compensation Committee of Aastrom Biosciences (NASDAQ: ASTM), and on the Board of Directors of Genisphere, Inc., and serves on the Rutgers Business School Board of Advisors.

Michael R. Garone joined Emisphere in 2007 as Vice President and Chief Financial Officer. Mr. Garone has also served as the Company’s Corporate Secretary since October 2008. Mr. Garone previously served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd. (OTCBB: ASTR.OB). Prior to that, Mr. Garone was with AT&T (NYSE: T) for 20 years, where he held several positions, including Chief Financial Officer of AT&T Alascom. Mr. Garone received an MBA from Columbia University and a BA in Mathematics from Colgate University. From February 28, 2011 until September 13, 2012, Michael R. Garone served as Interim Chief Executive Officer of the Company.

John D. Harkey, Jr. has been Director of the Company since April 2006. Mr. Harkey serves as Consolidated Restaurant Operations, Inc.’s (CRC) Chairman and Chief Executive Officer. He is the majority shareholder of privately-held CRC and its subsidiaries, related companies and joint ventures. CRC operates a total of 117 full-service restaurants including 28 franchise restaurants and employs 4,500 people in 18 states and in England, Dubai, Saudi Arabia, Abu Dhabi and Cairo, Egypt. CRC serves approximately 14 million meals per year. CRC currently operates and franchises casual dining restaurants Cantina Laredo, El Chico, Black Oak Grill, Good Eats and Lucky’s, and fine dining steakhouses III Forks, Cool River Café and Silver Fox Steakhouse. Mr. Harkey has over 25 years experience as a private investor concentrating in the acquisition, consolidation and management of both public and private companies. He has also merged, acquired and/or operated companies in a variety of other industries including real estate, wholesale healthcare products, wholesale farm and ranch products, petrochemical services, self-storage warehousing, ATM processing services, telecommunications and software development. He currently serves on the Board of Directors and Audit Committees of Loral Space & Communications, Inc. (NASDAQ:LORL), and Energy Transfer Equity, LP (NYSE:ETE), and ETE’s Compensation Committee, Board of Directors of Leap Wireless International, Inc. (NASDAQ:LEAP), serves as Chairman of the Board of Regency Energy Partners, (NYSE: RGP), and on the Board of Directors of the Baylor Health Care System Foundation. He also serves on the President’s Development Council of Howard Payne University, the Executive Board of Circle Ten Council of the Boy Scouts of America, the CEO Advisory Board of Dallas Arboretum and is a member of the World Presidents’ Organization. Mr. Harkey obtained a B.B.A. with honors in finance and, a J.D. from the University of Texas at Austin and a M.B.A. from Stanford University School of Business. Mr. Harkey’s entrepreneurial background and his business and leadership experiences in a range of different industries make him an asset to our Board of Directors.

Timothy McInerney has been a Director of the Company since March 2012. Mr. McInerney is a principal at Two River and a Partner of Riverbank Capital Securities, Inc. From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb. Mr. McInerney is currently Chairman of the Board of Directors of Insite Vision, Inc., (OTCBB: INSV), and is a member of the Board of Directors of ZIOPHARM, Inc., (NASDAQ: ZIOP), and Edgemont Pharmaceuticals, LLC. He formerly served on the Board of Directors of Manhattan Pharmaceuticals, Inc., (OTCBB: TGTX). Mr. McInerney received his B.S. in pharmacy from St. John’s University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems. Mr. McInerney’s knowledge of the pharmaceutical industry and capital markets, and affiliations with the financial community make him an asset to our Board of Directors.

Jacob Plotsker has been a director of the Company since March 2012. Mr. Plotsker is currently owner of Cambridge Sage Group, LLC, a consulting firm focused on strategic consulting to pharmaceutical companies. He previously served as Senior Director, Commercial Operations and Head of Marketing for Teva Pharmaceuticals Women’s Health Division. Prior to joining Teva in 2009, Mr. Plotsker was Senior Director, US and Global Marketing at Schering-Plough Corp (previously Organon BioSciences prior to being acquired by Schering-Plough Corp, which was subsequently acquired by Merck & Co., Inc) where he was responsible for commercialization of marketed brands and launch strategy for brands in development. From 1990 to 2006, Mr. Plotsker served in various Finance and Marketing roles at Pfizer, Inc. including Director/Team Leader of the company’s Antifungal Franchise. From 1989 to 1990, Mr. Plotsker was an Accountant at Deloitte & Touche. Mr. Plotsker holds a Bachelor of Arts degree in Accounting & Information Systems from Queens College of the City University of New York, a Master of Business Administration in Marketing and Finance from New York University — Stern School of Business, and completed the Executive Development Program in General Management at the University of Chicago — Booth School of Business. Mr. Plotsker serves on the Board of Directors of Sharsheret, a nonprofit 501(c)3 organization providing support and resources to young women living with breast cancer. Mr. Plotsker’s experiences in marketing and product commercialization in the pharmaceutical industry, and his affiliations with industry and healthcare related organizations make him an asset to our Board of Directors.

Mark H. Rachesky, M.D. has been a director of the Company since 2005. Dr. Rachesky is the President of MHR Fund Management LLC and investment manager of various private investment funds that invest in inefficient market sectors, including special situation equities and distressed investments. Dr. Rachesky is currently the Non-Executive Chairman of the Board of Directors of Loral Space & Communications Inc. (NASDAQ:LORL), Lions Gate Entertainment Corp. (NYSE: LGF), Leap Wireless International, Inc. (NASDAQ: LEAP) and Telesat Canada, and also serves on the Board of Directors of Navistar International Corporation (NYSE:NAV). He formerly served on the Board of Directors of Neose Technologies, Inc (NASDAQ: NTEC) and of Nationshealth, Inc. (formerly quoted on OTCBB:NHRX). Dr. Rachesky is a graduate of Stanford University School of Medicine and Stanford University School of Business. Dr. Rachesky graduated from the University of Pennsylvania with a major in Molecular Aspects of Cancer. Dr. Rachesky’s extensive investing and financial background, his thorough knowledge of capital markets and his training as an M.D., make him an asset to our Board of Directors.

Timothy G. Rothwell, has been a director of the Company since November 2009 and Chairman of the Board of Directors since September 2012. Mr. Rothwell is the former Chairman of Sanofi-Aventis U.S. From February 2007 to October 2009, Mr. Rothwell served as Chairman of Sanofi-Aventis U.S. From September 2004 to February 2007, Mr. Rothwell was President and Chief Executive Officer of that company, overseeing all domestic commercial operations as well as coordination of Industrial Affairs and Research and Development activities. From May 2003 to September 2004, Mr. Rothwell was President and Chief Executive Officer of Sanofi-Synthelabo, Inc. and was instrumental in the formation of Sanofi-Aventis U.S. in 2004. Prior to that, from January 1998 to May 2003, he served in various capacities at Pharmacia, including as President of the company’s Global Prescription Business. From January 1995 to January 1998, Mr. Rothwell served as worldwide President of Rhone-Poulenc Rorer Pharmaceuticals and President of the company’s Global Pharmaceutical Operations. In his long career, Mr. Rothwell has also served as Chief Executive Officer of Sandoz Pharmaceuticals, Vice President, Global Marketing and Sales at Burroughs Wellcome, and Senior Vice President of Marketing and Sales for the U.S. for Squibb Corporation. Mr. Rothwell holds a Bachelor of Arts from Drew University and earned his J.D. from Seton Hall University. He formerly served on the PhRMA Board of Directors, as well as the Institute of Medicine’s Evidence-Based Medicine roundtable, the CEO Roundtable on Cancer, the Healthcare Businesswomen’s Association Advisory Board, the Board of Trustees for the Somerset Medical Center Foundation, the Board of Trustees for the HealthCare Institute of New Jersey, as a Trustee of the Corporate Council for America’s Children at the Children’s Health Fund, the Board of Directors of Agenus (NASDAQ: AGEN), the Board of Directors of New American Therapeutics, and on the Board of Visitors for Seton Hall Law School. Presently, he is Chairman of the Board of Directors of Archimedes Pharma Ltd., Chairman of the Board of Directors of the PheoPara Alliance, a nonprofit 501(c)3 organization. Mr. Rothwell’s broad business and leadership experiences in the pharmaceutical industry and his affiliations with industry, educational and healthcare related organizations make him an asset to our Board of Directors.

Michael Weiser, M.D., Ph.D. has been a director of the Company since 2005. Dr. Weiser is currently founder and co-chairman of Actin Biomed, a New York based healthcare investment firm advancing the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in Psychology from University of Vermont. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha, American Society of Clinical Oncology, American Society of Hematology and Association for Research in Vision and Ophthalmology. In addition, Dr. Weiser has received awards for both academic and professional excellence and is published extensively in both medical and scientific journals. Dr. Weiser currently serves on the board of directors of Chelsea Therapeutics International, (NASDAQ: CHTP), and Ziopharm Oncology, Inc., (NASDAQ: ZIOP), as well as several privately held companies. Dr. Weiser formerly served on the Board of Directors of Manhattan Pharmaceuticals, Inc., (OTCBB: TGTX), Hana Biosciences, Inc., (currently know as Talon Therapeutics, Inc., OTCBB: TLON.OB), and Vioquest Pharmaceuticals, Inc., (VOQP:OTC US). Dr. Weiser has an M.D. and a Ph.D., and his scientific, business and financial experiences, as well as his knowledge of the healthcare industry, capital markets, pharmaceutical products and biomedical technology development make him an asset to our Board of Directors.

PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

(Item #2 on the Proxy Card)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act, as amended, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in the Company’s Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The Dodd-Frank Act and Section 14A also enable our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. At the Company’s annual meeting of stockholders held on May 24, 2011, the stockholders of the Company approved the frequency of once every year as the frequency with which the stockholders are provided an advisory vote on the compensation of our named executive officers. Accordingly, following this proposal, the next such advisory vote shall occur at next year’s annual stockholder meeting.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by Proxy, and voting on the approval of the executive compensation at our annual meeting is required to approve, on an advisory basis, the executive compensation as disclosed in this Proxy Statement. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of quorum, but are not considered as shares voting or as votes cast with respect to any matter presented at the annual meeting. As a result, abstentions and broker “non-votes” will not have any effect on the proposal to approve executive compensation as disclosed in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

Our Board of Directors unanimously recommends that you vote “FOR” the approval of this resolution.

PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY’S 2007 STOCK PLAN

(Item #3 on the Proxy Card)

Introduction

At the Annual Meeting the stockholders will be asked to consider and act upon a proposal to authorize the addition of 5,000,000 shares of Common Stock (“Additional Shares”) to the Company’s 2007 Stock Award and Incentive Plan (the “2007 Stock Plan” or the “Plan”). The 2007 Stock Plan was originally adopted by the Board of Directors on February 12, 2007 and approved by the stockholders of the Company on April 20, 2007, and the number of shares of Common Stock authorized for issuance thereunder, including shares remaining available for new grants under the Company’s 2000 Stock Option Plan (the “2000 Plan”) and the Company’s Stock Incentive Plan for Outside Directors (the “Directors Stock Plan”) was 3,265,562. The resolution recommending the Additional Shares was originally adopted by the Board of Directors on March 8, 2013, subject to stockholder approval at the Annual Meeting.

The biopharmaceutical marketplace is highly competitive and includes companies with far greater resources than ours. Our work involves the difficult, unpredictable, and often slow development of our technology and of drug candidates. Continuity of scientific knowledge, management skills, and relationships are often critical success factors to our business. The objectives of our compensation program for named executive officers and other employees is to provide competitive cash compensation, competitive health, welfare and defined contribution retirement benefits as well as long-term equity incentives that offer significant reward potential for the risks assumed and for each individual’s contribution to the long-term performance of the Company. Individual performance is measured against long-term strategic goals, short-term business goals, scientific innovation, regulatory compliance, new business development, development of employees, fostering of teamwork and other Emisphere values designed to build a culture of high performance. These policies and practices are based on the principle that total compensation should serve to attract and retain those executives critical to the overall success of Emisphere and are designed to reward executives for their contributions toward business performance that is designed to build and enhance stockholder value.

Our Compensation Committee and our Board of Directors believe that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The 2007 Stock Plan is a key component of our total compensation package to executives and employees. At current levels of participation, all shares available for issuance under the 2007 Stock Plan, prior to the amendment, will be issued no later than May 2013. The Board of Directors believes that the approval of the Additional Shares is necessary to continue to allow the Company to offer equity compensation to its employees, consultants, advisors, officers and directors.

The following is a summary description of the 2007 Stock Plan and is qualified in its entirety by reference to the full text of the 2007 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A, and the First Amendment to the 2007 Stock Plan adopted by the Board of Directors on March 8, 2013, subject to stockholder approval at the Annual Meeting, a copy of which is attached to this Proxy Statement as Appendix B.

Description of the 2007 Stock Plan

The following is a brief description of the material features of the 2007 Stock Plan. This description, including information summarized above, is qualified in its entirety by reference to the full text of the proposed 2007 Stock Plan, a copy of which is attached to this Proxy Statement as Appendix A, and the First Amendment to the 2007 Stock Plan adopted by the Board of Directors on March 8, 2013, subject to stockholder approval at the Annual Meeting, a copy of which is attached to this Proxy Statement as Appendix B.

Shares Available under the 2007 Stock Plan. If the Additional Shares are approved by our stockholders, 7,500,000 shares of Common Stock will be reserved for delivery to participants, plus an additional 765,562 shares, an amount equal to the shares remaining available for new grants under the 2000 Plan and the Directors Stock Plan (measured immediately before the expiration of the Directors Stock Plan on January 29, 2007), for a total of 8,265,562 shares, plus any shares recaptured from outstanding awards under the 2000 Plan. Shares used for awards assumed in an acquisition do not count against the shares reserved under the 2007 Stock Plan. The shares reserved may be used for any type of award under the 2007 Stock Plan (each, as more specifically described below, an “Award”, and collectively, “Awards”).

Only the number of shares actually issued to participants in connection with an award after all restrictions have lapsed or an option has been exercised will be counted against the number of shares reserved under the 2007 Stock Plan. Thus, shares remain available for new awards if an award expires or is forfeited, canceled or settled in cash, if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award, if fewer shares are delivered upon exercise of a stock appreciation right (“SAR”) than the number of shares covered by the SAR, or if shares that had been issued as restricted stock are forfeited.

These same rules apply to options outstanding under the 2000 Plan and the Directors Stock Plan, so that shares may become available under the 2007 Stock Plan to the extent that shares are not in fact delivered to participants in connection with those options. Under the 2007 Stock Plan, awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2007 Stock Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2007 Stock Plan. Shares delivered under the 2007 Stock Plan may be either authorized and unissued shares or treasury shares.

On April 10, 2013, the last reported sale price of our Common Stock in composite transactions as quoted on the Over the Counter Bulletin Board was $0.12 per share.

Per-Person Award Limitations. The 2007 Stock Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2007 Stock Plan relating to more than his or her “Annual Limit”. The Annual Limit equals 1.5 million shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated Awards, the 2007 Stock Plan limits performance Awards that may be earned by a participant to the participant’s defined Annual Limit, which for this purpose equals $3 million plus the amount of the participant’s unused cash Annual Limit as of the close of the previous year. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa. These limits apply only to awards under the 2007 Stock Plan, and do not limit our ability to enter into compensation arrangements outside of the 2007 Stock Plan.

Adjustments. Adjustments to the number and kind of shares delivered in connection with Awards, subject to the share limitations and specified in the share-based Annual Limit described above, are authorized in the event of a large and non-recurring dividend or other distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock. We are also obligated to adjust outstanding awards upon the occurrence of these types of events to preserve, without enlarging, the rights of Plan participants with respect to their Awards. The Committee (as defined below) shall adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that (i) adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, and (ii) the Committee cannot change targets (as defined under applicable Treasury Regulations) under performance goals relating to options or SARs intended to qualify as “performance-based compensation under Section 162(m).

Eligibility. Executive officers and other employees of Emisphere and its subsidiaries (including employee directors), non-employee directors, consultants and others who provide substantial services to us, are eligible to be granted Awards under the 2007 Stock Plan. In the case of non-employee directors, in contrast to the Directors Stock Plan, there will be no restriction on grants to persons who beneficially own five percent or more of our Common Stock. As a result, Dr. Rachesky will be eligible for grants of equity awards. In addition, any person who has been offered employment by us may be granted awards, but such prospective grantee may not receive any payment or exercise any right relating to the award until he or she has commenced employment or the providing of services. As of April 10, 2013, approximately 13 persons would be potentially eligible for awards under the 2007 Stock Plan. As of April 10, 2013, Awards currently outstanding under the 2007 Stock Plan are held by a total of 13 Emisphere employees, consultants and directors. As of April 10, 2013, awards currently outstanding under the 2000 Plan are held by a total of 1 Emisphere employee and awards currently outstanding under the Directors Stock Plan are held by 2 current non-employee directors.

Administration. The Compensation Committee administers the 2007 Stock Plan, except that the Board itself may act to administer the Plan. The Board must perform the functions of the Compensation Committee for purposes of granting awards to non-employee directors. References to the “Committee” herein mean the Compensation Committee or the full Board exercising authority with respect to a given award. The 2007 Stock Plan provides that the composition and governance of the Committee shall be established in the Committee’s charter adopted by the Board. Subject to the terms and conditions of the 2007 Stock Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Stock Plan, and make all other determinations which may be necessary or advisable for the administration of the 2007 Stock Plan. Nothing in the 2007 Stock Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers, outside of the Plan. The 2007 Stock Plan authorizes the Committee to delegate authority to executive officers to the extent permitted by applicable law, but such delegation will not authorize grants of awards to executive officers without direct participation by the Committee. The 2007 Stock Plan provides that members of the Committee and the Board shall not be personally liable, and shall be fully indemnified, in connection with any action or determination taken or made in good faith under the Plan.

Stock Options and SARs. The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which may result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards, or other property having a fair market value equal to the exercise price. These exercise methods may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. Broker-assisted cashless exercises are permitted under the 2007 Stock Plan. We may impose limits on any of these methods of exercise and settlement and implement other methods, for both options and SARs. SARs may be exercisable for shares or for cash, as determined by the Committee. Options and SARs may be granted on terms that cause such awards not to be subject to Code Section 409A (“Section 409A”), or with terms that cause those awards to be deferral arrangements subject to Section 409A.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock, deferred stock and restricted stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee establishes the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of Emisphere, including the right to vote the shares and to receive dividends, which dividends could be either forfeitable or non-forfeitable, subject to any mandatory reinvestment or other requirement imposed by the Committee. Any of these rights may be limited by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units” or otherwise designated by the Committee. The Committee establishes any vesting requirements for deferred stock/restricted stock units granted for continuing services. One advantage of restricted stock units, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to Common Stock on a tax-deferred basis. Under such deferral circumstances, the deferral arrangement must conform to the requirements of Section 409A, as further discussed below under the heading “Federal Income Tax Implications of the 2007 Stock Plan.” Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but the Committee may choose to authorize payment of dividend equivalents, which may be forfeitable or non-forfeitable, in connection with these awards.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The 2007 Stock Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-Based Awards. The Committee may grant performance awards, which may be awards of a specified cash amount, share-based awards, or specified number of other Awards (or a combination) as determined by the Committee. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. Therefore, for example, annual incentive awards may be granted under the 2007 Stock Plan, payable in cash or in shares. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

•	gross revenue or sales measures;

•	operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items;

•	net income or net income per common share (basic or diluted);

•	return on assets, return on investment, return on capital, or return on equity;

•	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

•	interest expense after taxes;

•	economic profit or value created;

•	operating margin;

•	stock price or total stockholder return; and

•

implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel.

The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to our past performance, or targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period, if so specified by the Committee.

Other Terms of Awards. Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee subject, as applicable, to restrictions imposed by applicable law (including Section 409A of the Code). The Committee may require or permit participants to defer the settlement of all or part of an award, including shares issued upon exercise of an option subject to compliance with Section 409A, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. The 2007 Stock Plan allows vested but deferred awards to be paid out to the participant in the event of an unforeseeable emergency within the meaning of Section 409A. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2007 Stock Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory withholding of a portion of the shares or other property to be distributed in order to satisfy tax withholding obligations, or may permit a participant to elect to satisfy these tax obligations by having us withhold shares. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a des-

ignated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis; such transfers will be allowed for estate-planning purposes but may not include transfers to other third parties for value.

The 2007 Stock Plan authorizes the Committee to provide for forfeiture of awards and award gains in the event a participant fails to comply with conditions relating to non-competition, non-solicitation, confidentiality, non-disparagement and other requirements for the protection of the our business, or in the event that our financial statements must be restated due to a material failure to comply with an applicable financial reporting requirement. Awards under the 2007 Stock Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under any our plans, or other rights to payment from us, and may exchange or buy out outstanding awards for cash or other property, subject to the requirement that repricing transactions must be approved by stockholders. The Committee also may grant Awards in addition to and in tandem with other awards or rights. In granting a new Award, the Committee may determine that the in-the-money value or fair value of any surrendered Award may be applied to reduce the purchase price of any new Award, subject to the requirement that repricing transactions must be approved by stockholders.

Dividend Equivalents. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another Award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with restricted stock units or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding.

Vesting, Forfeitures, and Related Award Terms. The Committee determines the vesting schedule of options, restricted stock and other awards, the circumstances resulting in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events resulting in acceleration of the right to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award. This could include terms providing for accelerated vesting of awards upon the occurrence of a change in control or upon a termination of a participant’s employment after a change in control.

Amendments to the 2007 Stock Plan and Awards and Termination of the 2007 Stock Plan. The Board may amend, suspend, discontinue, or terminate the 2007 Stock Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except that amendments to the 2007 Stock Plan shall be submitted to the Company’s stockholders if required by law or regulation or under the rules of the Nasdaq Marketplace Rules or any other stock exchange or automated quotation system on which the shares subject to the 2007 Stock Plan may then be listed or quoted or if such amendment would materially increase the number of shares available for issuance and delivery under the Plan. The Board may, in its discretion, determine to submit amendments not requiring stockholder approval to the stockholders of the Company. The Committee is authorized to amend outstanding Awards, exect that the Board and Committee may not amend outstanding Awards (including by means of an amendment to the 2007 Stock Plan) without the consent of an affected participant if such amendment would materially and adversely affect the rights of such participant with respect to the outstanding Award. Actions that alter the timing of federal income taxation will not be deemed “material” for these purposes unless resulting in an income tax penalty on the participant. The Committee will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing” (meaning (i) lowering the exercise price of the option or SAR after it is granted, (ii) any other acted treated as a repricing under GAAP, and (iii) the cancelling of an option or SAR when the exercise price exceeds the fair market value of the underlying Common Stock in exchange for another option or SAR, restricted stock, or other equity, cash, or property) without the approval of stockholders, except as otherwise authorized under the Plan, which authorization includes repricing if pursuant to an adjustment in the event of any large and non-recurring dividend or other distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting the Common Stock.

Unless earlier terminated, the authority of the Committee to make grants under the 2007 Stock Plan will terminate ten years after the latest stockholder approval of the 2007 Stock Plan, and the 2007 Stock Plan will terminate when no shares remain available and we have no further obligation with respect to any outstanding Award.

Federal Income Tax Implications of the 2007 Stock Plan

We believe that under current law the following Federal income tax consequences generally would arise with respect to awards under the 2007 Stock Plan.

Options and SARs are not deemed to be deferral arrangements subject to Section 409A if: (i) the options are ISOs; (ii) the options are options other than ISOs that are issued with an exercise price that may never be less than the fair market value of the underlying stock on the date of grant and such options do not include any additional deferral feature; or (iii) the SARs are nondiscounted appreciation rights that do not include any additional deferral feature. Options and SARs that are not deemed to be deferral arrangements under Section 409A would have the following tax consequences: The grant of an option or an SAR will create no federal income tax consequences for the participant or Emisphere. A participant will not recognize taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

An option holder will recognize taxable income upon the disposition of the shares received upon exercise of an ISO. Any gain recognized upon a disposition that is not a “disqualifying disposition” will be taxable as long-term capital gain. A “disqualifying disposition” means any disposition of shares acquired on the exercise of an incentive stock option within two years of the date the option was granted or within one year of the date the shares were issued to the option holder. The use of shares acquired pursuant to the exercise of an incentive stock option to pay the option price under another stock option is treated as a disposition for this purpose. In general, if an option holder makes a disqualifying disposition, an amount equal to the excess of (a) the lesser of (i) the fair market value of the shares on the date of exercise or (ii) the amount actually realized on the disposition over (b) the option exercise price, will be taxable as ordinary income and the balance of the gain recognized, if any, will be taxable as long-term capital gain if the option holder holds the shares for more than one year or short-term capital gain if the option holder holds the shares for one year or less. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

Otherwise, a participant’s sale of shares acquired by exercise of any nonstatutory stock option (i.e., a stock option other than an ISO) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares. The tax basis generally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option’s exercise. A participant’s sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the tax basis in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR’s exercise.

We generally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant’s capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will be structured under the 2007 Stock Plan to meet applicable requirements under Section 409A. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of restricted stock units that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we will become entitled to claim a tax deduction at that time.

On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture. However, if property for which an election is in effect is forfeited while substantially non-vested, such forfeiture shall be treated as a sale or exchange upon which a loss is recognized equal to the excess (if any) of: (1) the amount paid (if any) for such property, over, (2) the amount realized (if any) upon such forfeiture.

Any award that is deemed to be a deferral arrangement (excluding certain exempted short-term deferrals) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties avoided by the participant. If a non-qualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, Section 409A requirements, then all compensation deferred under the plan is immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these rules would be increased by interest (at a rate equal to the rate imposed upon tax underpayments plus one percentage point) and an additional penalty tax equal to 20% of the compensation.

Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant’s discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet applicable requirements under Section 409A, the participant would recognize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap of Section 162(m), and therefore remains fully deductible by the company that pays it. Under the 2007 Stock Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such “performance-based” compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Stock Plan will be fully deductible under all circumstances. In addition, other awards under the 2007 Stock Plan, such as non-performance-based restricted stock and restricted stock units, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)’s deductibility cap exceed $1 million in a given year, not be deductible by Emisphere as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under the “Golden Parachute” rules of Code Sections 4999 and 280G.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2007 Stock Plan. This discussion is intended for the information of stockholders considering how to vote at the Special Meeting and not as tax advice or guidance to participants in the 2007 Stock Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2007 Stock Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws.

IRS Circular 230 Disclosure: To ensure compliance with U.S. Treasury Regulations governing tax practice, we inform you that any U.S. tax advice contained in this statement was not written to be used for and cannot be used for (i) purposes of avoiding any tax related penalties that may be imposed under Federal tax law, or (ii) the promotion, marketing or recommending to another party of any transaction or matter addressed herein.

New Plan Benefits

Because future awards under the 2007 Stock Plan are generally be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual and long-term incentive awards and stock-based compensation under existing plans is presented in the “Summary Compensation Table — 2012, 2011 and 2010” and these related tables: “Outstanding Equity Awards at Fiscal Year-End — 2012,” and “Securities Available for Future Issuance Under Equity Plans” elsewhere in this Proxy Statement, and in our financial statements for the fiscal year ended December 31, 2012 included in our most recent Annual Report on Form 10-K , which is available to stockholders upon request.

Vote Required

The affirmative vote of a majority of shares present, in person or represented by Proxy, and voting on the approval of the amendment to the 2007 Stock Plan at the Annual Meeting is required to approve the amendment as disclosed in this Proxy Statement. Broker non-votes, if any and abstentions will have the no effect on the outcome of this proposal. No rights of appraisal or similar rights of dissenters exist with respect to this matter.

Recommendation of the Board

Our Board of Directors deems the amendment to the 2007 Stock Plan to be in the best interest of Emisphere and its stockholders and recommends that you vote “FOR” the approval of this proposal.

PROPOSALS OF STOCKHOLDERS FOR 2014 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action, including stockholder nominees for election to the Board of Directors, at our annual stockholder meetings. To be considered for inclusion in next year’s Proxy Statement, stockholder proposals, including stockholder nominees for election to the Board of Directors, must be received by us at our principal executive office no later than December 20, 2013.

For any proposal that is not submitted for inclusion in next year’s Proxy Statement (as described in the preceding paragraph), but is instead sought to be presented directly at next year’s annual stockholder meeting (the “2014 Annual Meeting”), the stockholder must also give Emisphere written notice of the proposal. Our By-Laws provide that in order to be timely, a stockholders’ notice must be received by Emisphere at the principal executive offices not less than 30 days or more than 60 days prior to the 2014 Annual Meeting.

Notice of intention to present proposals at the 2014 Annual Meeting should be addressed to: Corporate Secretary, Emisphere Technologies, Inc., 4 Becker Farm Road, Suite 103, Roseland, NJ, 07068.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in their discretion.

The prompt return of your Proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you intend to attend the meeting, please vote your shares by internet, by phone, or by signing the Proxy and returning it in the enclosed envelope.

By order of the Board of Directors

Michael R. Garone

Secretary

APPENDIX A

EMISPHERE TECHNOLOGIES, INC.

2007 STOCK AWARD AND INCENTIVE PLAN

1. Purpose. The purpose of this 2007 Stock Award and Incentive Plan (the “Plan”) is to aid Emisphere Technologies, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, and other service providers of the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes the Company to issue stock-based and cash-based incentives to Participants.

2. Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Limit” shall have the meaning specified in Section 5(b).

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(d) “Board” means the Company’s Board of Directors.

(e) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(f) “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board and subject to other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan. The full Board may perform any function of the Committee hereunder (except to the extent limited under applicable Nasdaq Marketplace Rules), in which case the term “Committee” shall refer to the Board.

(g) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(h) “Deferred Stock” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(i) “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(j) “Effective Date” means the effective date specified in Section 10(p).

(k) “Eligible Person” has the meaning specified in Section 5.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock on a given day shall be the closing sales price per share for such Stock (or the average of the closing bid and asked price, if no sales were reported) as quoted on such exchange or system for the on the date of issuance, as reported in The Wall Street Journal or such other source as the Plan administrator deems reliable. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR and relating to the market value of Stock measured at the time of exercise shall conform to requirements under Code Section 409A.

(n) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(o) “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(p) “Option” means a right to purchase Stock granted under Section 6(b).

(q) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(r) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(s) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) or 7, to receive cash, Stock or other Awards or payments.

(t) “Preexisting Plans” mean the Company’s 2000 Stock Option Plan and Stock Incentive Plan for Outside Directors.

(u) “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions on transferability and to a substantial risk of forfeiture.

(v) “Stock” means the Company’s Common Stock, par value $ .01 per share and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(w) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the number and class of shares of Stock to which an Award may relate, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (including in connection with a change in control of the Company), the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant or each Award), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, con-

clusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (the functions of the Committee with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b) Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to one or more officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company, (ii) will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) will fail to so qualify, and (iii) will not result in a related-party transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act, and (iv) is permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject To Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) two million five hundred thousand (2,500,000) shares of Stock plus (ii) seven hundred sixty-five thousand five hundred sixty two (765,562) shares of stock, the number of shares that, immediately before the Effective Date, remain available for new awards under the Preexisting Plans (or, in the case of the Stock Incentive Plan for Outside Directors, remained available immediately prior to that plan’s expiration on January 29, 2007) and become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number specified in clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares shall be counted against those reserved to the extent such shares have been delivered and are no longer subject to a risk of forfeiture. Accordingly, (i) to the extent that an Award under the Plan or an award under the 2000 Stock Option Plan is canceled, expired, forfeited, settled in cash, settled by delivery of fewer shares than the number underlying the Award or award, or otherwise terminated without delivery of shares to the Participant, the shares retained by or returned to the Company will not be deemed to have been delivered under the Plan, and will be available for Awards under the Plan; and (ii) shares that are withheld from such an Award or award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award or award shall be deemed to constitute shares not delivered and will be available under the Plan. The Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan so long as Awards will not in fact result in delivery and vesting of shares in excess of the number then available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

5. Eligibility; Per-Person Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company or a subsidiary or affiliate, (ii) any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, (iii) any non-employee director of the Company, and (iv) any person who provides substantial services to the Company or a subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Holders of awards granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines, are eligible for grants of substitute awards granted in assumption of or in substitution for such outstanding awards previously granted under the Plan in connection with such acquisition or combination transaction.

(b) Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under the Plan relating to up to his or her Annual Limit. A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1.5 million shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $3.0 million plus the amount of the Eligible Person’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid, and (iii) the Annual Limit applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(k) and the terms of the Award agreement. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, subject to Section 8(a). Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or a subsidiary or affiliate, or with which the Company or a subsidiary or affiliate combines may be granted with an exercise price per share of Stock other than as required above. No adjustment will be made for a dividend or other right for which the record date is prior to the date on which the stock is issued, except as provided in Section 10(c) of the Plan.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Sections 10(j) and 10(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee. The grant price of each SAR shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof (subject to Section 10(k)), as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes. Deferred Stock subject to a risk of forfeiture may be called “restricted stock units” or otherwise designated by the Committee.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant to Participants Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7. Performance Awards.

(a) Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) gross revenue or sales measures; (2) operating income, earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items, (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) interest expense after taxes; (7) economic profit or value created; (8) operating margin; (9) stock price or total stockholder return; and (10) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures of subsidiaries, affiliates, joint ventures or other assets, market penetration, total market capitalization and enterprise value, business retention, new product generation, cost controls and targets (including cost of capital), customer satisfaction, employee satisfaction, agency ratings, management of employment practices and employee benefits, supervision of litigation and information technology, implementation of business process controls, and recruiting and retaining personnel. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iv). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) beyond the level of payment authorized for achievement of the performance goal specified under this Section 7(b) based on the actual level of achievement of such goal. Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a change in control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8. Certain Provisions Applicable To Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award and any substitution or exchange shall be subject to the restriction on repricing under Section 10(e). Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to Sections 10(j) and (k) and subject to the restriction on repricing under Section 10(e), the Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award or the value of any other right to payment surrendered by the Participant may be applied to the purchase of any other Award.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Section 10(k)) and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Sections 10(j) and (k). Subject to Section 10(k), installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

9. Additional Award Forfeiture Provisions.

The Committee may condition a Participant’s right to receive a grant of an Award, to exercise the Award, to retain cash, Stock, other Awards, or other property acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its subsidiaries and affiliates and the officers, directors and affiliates of the Company and its subsidiaries and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company, or upon compliance with a requirement that Company financial statements not be restated due to a material failure to comply with an applicable financial reporting requirement. Accordingly, an Award may include terms providing for a “clawback” or forfeiture from the Participant of the profit or gain realized by a Participant in connection with an Award, including cash or other proceeds received upon sale of Stock acquired in connection with an Award.

10. General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(k), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant for purposes of estate-planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee and the Committee has determined that there will be no transfer of the Award to a third party for value, and subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, including the number of shares available under Section 4, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (iv) any performance condition based on stock price and (v) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 10(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. In furtherance of the foregoing, in the event of an “equity restructuring” as defined in FAS 123R which affects the Stock, a Participant shall have a legal right to an adjustment to the Participant’s Award which shall preserve without enlarging the value of the Award, with the manner of such adjustment to be determined by the Committee in its discretion, and subject to any limitation on this right set forth in the applicable Award agreement. Other provisions of this Section 10(c) notwithstanding, in connection with any transaction in which Stock will be cancelled or exchanged for consideration, the value of an Award to be preserved shall be based on the value of the consideration to be received by a holder of a share of Stock immediately before the transaction.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii) Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or Nasdaq Marketplace Rules or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval. The Committee is authorized to amend outstanding awards, except as limited by the Plan. The Board and Committee may not amend outstanding Awards (including by means of an amendment to the Plan) without the consent of an affected Participant if such an amendment would materially and adversely affect the rights of such Participant with respect to the outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant, and any discretion that is reserved by the Board or Committee with respect to an Award is unaffected by this provision). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” which for this purpose means any of the following or any other action that has the same effect:

•	Lowering the exercise price of an option or SAR after it is granted;

•	Any other action that is treated as a repricing under generally accepted accounting principles; and

•

Canceling an option or SAR at a time when its exercise price exceeds the fair market value of the underlying Stock, in exchange for another option or SAR, restricted stock, other equity, cash or other property;

provided, however, that the foregoing transactions shall not be deemed a repricing if pursuant to an adjustment authorized under Section 10(c). With regard to other terms of Awards, the authority of the Committee to waive or modify an Award term after the Award has been granted does not permit waiver or modification of a term that would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 9, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations on Awards to Ensure Compliance with Section 409A.

(i) 409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (which for this purpose means only such an Award held by an employee subject to United States federal income tax), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. The following rules will apply to 409A Awards:

(A)	If a Participant is permitted to elect to defer an Award or any payment under an Award, such election will be permitted only at times in compliance with Section 409A (including transition rules thereunder);

(B)	The Committee may, in its discretion, require or permit on an elective basis a change in the distribution terms applicable to 409A Awards (and Non-409A Awards that qualify for the short-term deferral exemption under Section 409A) during 2007 in accordance with, and to the fullest extent permitted by, Proposed Treasury Regulation § 1.409A (including Preamble § XI.C) and IRS Notices 2005-1 and 2006-79, and at any time in accordance with Section 409A and regulations thereunder. The Plan administrators are authorized to modify any such outstanding Awards to permit election of different deferral periods provided that any such modifications may not otherwise increase the benefits to Participants or the costs of such Awards to the Company (aside from administrative costs and costs relating to the timing of tax deductions);

(C)	The Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A;

(D)	Any distribution of a 409A Award triggered by a Participant’s termination of employment and intended to qualify under Section 409A(a)(2)(A)(i) shall be made only at the time that the Participant has had a “separation from service” within the meaning of Section 409A(a)(2)(A)(i) (or earlier at such time, after a termination of employment, that there occurs another event triggering a distribution under the Plan or the applicable Award agreement in compliance with Section 409A);

(E)	Any distribution of a 409A Award subject to Section 409A(a)(2)(A)(i) that would be made within six months following a separation from service of a “Specified Employee” (or “key employee”) as defined under Section 409A(a)(2)(B)(i) shall instead occur at the expiration of the six-month period under Section 409A(a)(2)(B)(i). In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the six-month delay period;

(F)	In the case of any distribution of a 409A Award, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than 75 days after the date at which the settlement of the Award is specified to occur;

(G)	If any portion of an Award that is scheduled to vest at a single specified date (a vesting “tranche”) is partly deemed a 409A Award and partly deemed exempt from Section 409A (as a short-term deferral or otherwise), the time of settlement of the entire tranche will be governed by the distribution rules applicable to the 409A Award (except to the extent that this rule cannot apply to a distribution that would otherwise occur in 2007); and

(H)	The rules applicable to 409A Awards under this Section 10(k)(i) constitute further restrictions on terms of Awards set forth elsewhere in this Plan. Thus, for example, a 409A Option/SAR shall be subject to restrictions, including restrictions on rights otherwise specified in Section 6(b) or 6(c), in order that such Award shall not result in constructive receipt of income before exercise or tax penalties under Section 409A.

(ii) Rules Applicable to Non-409A Options/SARs. With respect to Non-409A Options/ SARs, in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Sections 1563(a)(1), (2) and (3), and in applying Treasury Regulation § 1.414(c)-2 (or any successor provision) for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c), the language “at least 20 percent” shall be used instead of “at least 80 percent” at each place it appears in Treasury Regulation §1.414(c)-2.

(iii) Distributions Upon Vesting. In the case of any Award providing for a distribution upon the lapse of a risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or an Award agreement or other governing document, the distribution shall be made not later than March 15 of the year following the year in which the risk of forfeiture lapsed.

(iv) Scope and Application of this Provision. For purposes of this Section 10(k), references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A mean that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(l) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States, or establish one or more sub-plans for such Participants, in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m)

in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder. Any Award shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any subsidiary or affiliate and shall not affect any benefits under any other benefit plan at any time in effect under which the availability or amount of benefits is related to the level of compensation (unless required by any such other plan or arrangement with specific reference to Awards under this Plan).

(o) Severability. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. No rule of strict construction shall be applied against the Company, the Committee, or any other person in the interpretation of any terms of the Plan, Award, or agreement or other document relating thereto.

(p) Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders, which shall be the Effective Date. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under the Preexisting Plans, but any outstanding awards under the Preexisting Plans shall continue in accordance with their terms (and any authority to amend those awards will continue under the Preexisting Plans). Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

APPENDIX B

FIRST AMENDMENT TO EMISPHERE TECHNOLOGIES, INC.

2007 STOCK AWARD AND INCENTIVE PLAN

WHEREAS, effective as of April 20, 2007, Emisphere Technologies, Inc. (the “Company”) established the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (the “Plan”);

WHEREAS, Section 10(e) of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan;

WHEREAS, the Company desires to amend the Plan to increase the number of new shares reserved for issuance and delivery thereunder from 2,500,000 to 7,500,000 shares; and

WHEREAS, Section 10(e) of the Plan requires that any amendment thereto that increases the number of shares reserved for issuance and delivery under the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of the Board’s amendment to the Plan.

NOW THEREFORE,

The Board amends the Plan, effective March 8, 2013, as follows:

Section 4 is hereby amended by replacing Section 4(a) in its entirety with the following text:

“Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) seven million five hundred thousand (7,500,000) shares of Stock plus (ii) seven hundred sixty-five thousand five hundred sixty two (765,562) shares of stock, the number of shares that, immediately before the Effective Date, remain available for new awards under the Preexisting Plans (or, in the case of the Stock Incentive Plan for Outside Directors, remained available immediately prior to that plan’s expiration on January 29, 2007) and become available in accordance with Section 4(b) after the Effective Date; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed the number specified in clause (i) above. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.”

Further, the Board recommends this amendment to the stockholders of the Company.

IN WITNESS WHEREOF, such amendment was adopted by resolution of the Board dated March 8, 2013.

B-1

EMISPHERE TECHNOLOGIES, INC. ATTN: INVESTOR RELATIONS 4 BECKER FARM ROAD SUITE 103 ROSELAND, NJ 07068	VOTE BY INTERNET - www.proxyvote.com
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			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Timothy McInerney 02 Jacob M. Plotsker 03 Alan L. Rubino

The Board of Directors recommends you vote FOR Proposals 2 and 3.								For	Against	Abstain

2	To approve, on an advisory basis, the compensation of the Company’s named executive officers.							☐	☐	☐

3	To approve an amendment to the Company’s 2007 Stock Award and Incentive Plan (the “2007 Plan”) to increase the number of new shares authorized for issuance under the 2007 Plan from 2,500,000 to 7,500,000 shares.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

The undersigned stockholder of Emisphere Technologies, Inc., a Delaware corporation (“Emisphere”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Statement with respect to the Annual Meeting to be held at the Park Avenue Club, 184 Park Avenue, Florham Park, New Jersey on Thursday, May 30, 2013 promptly at 10:00 AM Eastern Time, and hereby appoints Michael R. Garone as proxy with power of substitution and revocation, and with all powers that the undersigned would posses if personally present, to vote the Emisphere Common Stock of the undersigned at such meeting, and at any postponements or adjournments of such meeting, as set forth below, and in his discretion, upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND 3 AND BY THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, AND AT ANY POSTPONEMENTS OR ADJOURNEMENTS THEREOF.

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